                                                                     EXHIBIT 4.3





                          ENVIRODYNE INDUSTRIES, INC.



                                      And



                Shawmut Bank Connecticut, National Association,

                                   As Trustee






                                   INDENTURE




                           Dated as of June 20, 1995










                                  $160,000,000

                  First Priority Senior Secured Notes Due 2000

                            CROSS-REFERENCE TABLE*/

Trust Indenture                                   Reference
  Act Section                                      Section
- -------------------------------------------------------------
310(a)(1)........................................         6.10
   (a)(2)........................................         6.10
   (a)(3)........................................         N.A.
   (a)(4)........................................         N.A.
   (a)(5)........................................         6.10
   (b)...........................................         6.08, 6.10, 12.02
   (c)...........................................         N.A.
311(a)...........................................         6.11
   (b)...........................................         6.11
   (c)...........................................         N.A.
312(a)...........................................         2.05
   (b)...........................................         12.03
   (c)...........................................         12.03
313(a)...........................................         6.06
   (b)(1)........................................         N.A.
   (b)(2)........................................         6.06
   (c)...........................................         6.05, 6.06, 12.02
   (d)...........................................         6.06
314(a)...........................................         3.02
   (b)...........................................         N.A.
                                                          ----
   (c)(1)........................................         12.04
   (c)(2)........................................         12.04
   (c)(3)........................................         12.04
   (d)...........................................         11.03
   (e)...........................................         12.05
   (f)...........................................         N.A.
315(a)...........................................         6.01
   (b)...........................................         6.05
   (c)...........................................         6.01(a)
   (d)...........................................         5.06, 6.01(c)
   (e)...........................................         5.12, 6.08
316(a)(last sentence)............................         2.09
   (a)(1)(A).....................................         5.06
   (a)(1)(B).....................................         5.05
   (a)(2)........................................         N.A.
   (b)...........................................         5.08
   (c)...........................................         8.07
317(a)(1)........................................         5.09
   (a)(2)........................................         5.10
   (b)...........................................         2.04
318(a)...........................................         12.01
318(c)...........................................         12.01

                           N.A. means not applicable
_________________
*/ This Cross-Reference Table shall not for any purposes be deemed a part of this Indenture.

                              TABLE OF CONTENTS*/

                                                                                                                Page
                                                                                                                ----
ARTICLE 1 - DEFINITIONS AND INCORPORATION BY REFERENCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

       SECTION 1.01.    Certain Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

       SECTION 1.02.    Accounting Principles, Terms and Determinations . . . . . . . . . . . . . . . . . . . .   27
       SECTION 1.03.    Yield-Maintenance Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
       SECTION 1.04.    Incorporation by Reference of Trust Indenture Act . . . . . . . . . . . . . . . . . . .   29
       SECTION 1.05.    Rules of Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

ARTICLE 2 - THE SECURITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30

       SECTION 2.01.    Form and Dating . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
       SECTION 2.02.    Execution and Authentication; Aggregate Principal Amount  . . . . . . . . . . . . . . .   30
       SECTION 2.03.    Registrar and Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
       SECTION 2.04.    Paying Agent to Hold Money in Trust . . . . . . . . . . . . . . . . . . . . . . . . . .   33
       SECTION 2.05.    Holder Lists  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
       SECTION 2.06.    Transfer and Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
       SECTION 2.07.    Replacement Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
       SECTION 2.08.    Outstanding Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
       SECTION 2.09.    Treasury Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
       SECTION 2.10.    Temporary Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
       SECTION 2.11.    Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
       SECTION 2.12.    Overdue Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
       SECTION 2.13.    CUSIP Number  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
       SECTION 2.14.    Book-Entry Provisions for Global Securities . . . . . . . . . . . . . . . . . . . . . .   37
       SECTION 2.15.    Special Transfer Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
       SECTION 2.16.    Certificates setting forth LIBOR Rate and Yield-Maintenance Amount. . . . . . . . . . .   40

ARTICLE 3 - AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41

       SECTION 3.01.    Payment of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
       SECTION 3.02.    SEC Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
       SECTION 3.03.    Compliance Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
       SECTION 3.04.    Conduct of Business; Maintenance of Existence; Compliance with Laws . . . . . . . . . .   43
       SECTION 3.05.    Guaranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
       SECTION 3.06.    Maintenance of Property; Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . .   43
       SECTION 3.07.    Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
       SECTION 3.08.    Maintenance of Office or Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
       SECTION 3.09.    Offers to Purchase Following Change of Control and Excess Cash Flow . . . . . . . . . .   45
       SECTION 3.11     GECC Closing Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48

                                                                                                               Page
                                                                                                               ----
ARTICLE 4 - NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48

       SECTION 4.01.    Certain Financial Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
       SECTION 4.02.    Limitation on Restricted Payments and Restricted Investments  . . . . . . . . . . . .   51
       SECTION 4.03.    Limitation on Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
       SECTION 4.04.    Limitation on Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
       SECTION 4.05.    Limitation on Company Mergers, Consolidations, and Sales  . . . . . . . . . . . . . .   55
       SECTION 4.06.    Limitation on Certain Asset Sales and Subsidiary Mergers  . . . . . . . . . . . . . .   56
       SECTION 4.07.    Limitation on Payment Restrictions Affecting Subsidiaries . . . . . . . . . . . . . .   59
       SECTION 4.08.    Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
       SECTION 4.09.    Limitations on the Sale of Stock and Debt of Subsidiaries . . . . . . . . . . . . . .   60
       SECTION 4.10.    Sale and Lease-Back Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . .   61
       SECTION 4.11.    Sale or Discount of Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
       SECTION 4.12.    Pension Plan Funding Deficiency . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
       SECTION 4.13.    Limitation on Issuance and Sale of Capital Stock of Subsidiaries  . . . . . . . . . .   61
       SECTION 4.14.    Limitation on Fiscal Year Change  . . . . . . . . . . . . . . . . . . . . . . . . . .   62

ARTICLE 5 - DEFAULTS AND REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62

       SECTION 5.01.    Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
       SECTION 5.02.    Other Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
       SECTION 5.03.    Rescission of Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
       SECTION 5.04.    Notice of Acceleration or Rescission  . . . . . . . . . . . . . . . . . . . . . . . .   66
       SECTION 5.05.    Waiver of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
       SECTION 5.06.    Control by Majority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
       SECTION 5.07     Limitation on Suits.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
       SECTION 5.08.    Rights of Holders to Receive Payment  . . . . . . . . . . . . . . . . . . . . . . . .   68
       SECTION 5.09.    Collection Suit by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
       SECTION 5.10.    Trustee May File Proofs of Claim  . . . . . . . . . . . . . . . . . . . . . . . . . .   68
       SECTION 5.11.    Priorities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
       SECTION 5.12.    Undertaking for Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70

ARTICLE 6 - TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70

       SECTION 6.01.    Duties of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
       SECTION 6.02.    Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
       SECTION 6.03.    Individual Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
       SECTION 6.04.    Trustee's Disclaimer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
       SECTION 6.05.    Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
       SECTION 6.06.    Reports by Trustee to Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
       SECTION 6.07.    Compensation and Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
       SECTION 6.08.    Replacement of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
       SECTION 6.09.    Successor Trustee by Merger, etc. . . . . . . . . . . . . . . . . . . . . . . . . . .   76

                                                                                                                    Page
                                                                                                                    ----
       SECTION 6.10.    Eligibility; Disqualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
       SECTION 6.11.    Preferential Collection of Claims Against Company . . . . . . . . . . . . . . . . . . . . .   77

ARTICLE 7 - DISCHARGE OF INDENTURE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77

       SECTION 7.01.    Termination of Company's Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
       SECTION 7.02.    Application of Trust Money  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
       SECTION 7.03.    Repayment to Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
       SECTION 7.04.    Reinstatement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78

ARTICLE 8 - AMENDMENTS, SUPPLEMENTS AND WAIVERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78

       SECTION 8.01.    Without Consent of Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78
       SECTION 8.02.    With Consent of Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78
       SECTION 8.03.    Compliance with Trust Indenture Act . . . . . . . . . . . . . . . . . . . . . . . . . . . .   80
       SECTION 8.04.    Effect of Supplemental Indentures . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   80
       SECTION 8.05.    Notation on or Exchange of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . .   80
       SECTION 8.06.    Trustee Protected . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   80
       SECTION 8.07.    Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   81

ARTICLE 9 - REDEMPTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   81

       SECTION 9.01.    Mandatory and Optional Redemptions; Notice to Trustee . . . . . . . . . . . . . . . . . . .   81
       SECTION 9.02.    Pro Rata Allocation of the Securities to be Redeemed  . . . . . . . . . . . . . . . . . . .   82
       SECTION 9.03.    Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   82
       SECTION 9.04.    Effect of Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   83
       SECTION 9.05.    Deposit of Redemption Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   83
       SECTION 9.06.    Securities Redeemed in Part . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   84
       SECTION 9.07.    Partial Redemptions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   84

ARTICLE 10 - MEETINGS OF HOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   84

       SECTION 10.01.   Purposes for Which Meetings May Be Called . . . . . . . . . . . . . . . . . . . . . . . . .   84
       SECTION 10.02.   Manner of Calling Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85
       SECTION 10.03.   Call of Meetings by Company or Holders  . . . . . . . . . . . . . . . . . . . . . . . . . .   85
       SECTION 10.04.   Who May Attend and Vote at Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86
       SECTION 10.05.   Regulations May Be Made by Trustee; Conduct of the Meeting; Voting Rights;
                        Adjournment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86
       SECTION 10.06.   Voting at the Meeting and Record to Be Kept . . . . . . . . . . . . . . . . . . . . . . . .   87
       SECTION 10.07.   Exercise of Rights of Trustee or Holders May Not Be Hindered or Delayed by Call of
                        Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   87

                                                                                                                    Page
                                                                                                                    ----
ARTICLE 11 - CERTAIN COLLATERAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   88

       SECTION 11.01.   Collateral Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   88
       SECTION 11.02.   Recording and Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   89
       SECTION 11.03.   Certificates of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   89
       SECTION 11.04.   Authorization of Receipt of Funds by the Trustee Under the Collateral Documents . . . . . .   90

ARTICLE 12 - MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   90

       SECTION 12.01.   Trust Indenture Act Controls  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   90
       SECTION 12.02.   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   90
       SECTION 12.03.   Communication by Holders with Other Holders . . . . . . . . . . . . . . . . . . . . . . . .   91
       SECTION 12.04.   Certificate and Opinion as to Conditions Precedent  . . . . . . . . . . . . . . . . . . . .   92
       SECTION 12.05.   Statements Required in Certificate or Opinion . . . . . . . . . . . . . . . . . . . . . . .   92
       SECTION 12.06.   Rules by Trustee and Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   93
       SECTION 12.07.   Legal Holidays  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   93
       SECTION 12.08.   No Recourse Against Others  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   93
       SECTION 12.09.   Benefits of Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   93
       SECTION 12.10.   Duplicate Originals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   93
       SECTION 12.11.   Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   93
       SECTION 12.12.   No Adverse Interpretation of Other Agreements . . . . . . . . . . . . . . . . . . . . . . .   93
       SECTION 12.13.   Successors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   94
       SECTION 12.14.   Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   94
       SECTION 12.15.   Table of Contents, Headings, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   94
       SECTION 12.16.   Independence of Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   94
       SECTION 12.17.   Notice of Note Agreement Amendment, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . .   94

SIGNATURES

       Exhibit A-1      -       Form of Series A Security
       Exhibit A-2      -       Form of Series B Security
       Exhibit A-3      -       Form of Series C Security
       Exhibit A-4      -       Form of Series D Security
       Exhibit B        -       Form of Legend for Global Securities
       Exhibit C        -       Transferee Certificate for Non-QIB
                                Accredited Investors
       Exhibit D        -       Transferee Certificate for Transfers
                                Pursuant to Regulation S
       Exhibit E        -       Subordination Terms

       Schedule 4.02    -       Schedule of Investments
       Schedule 4.03    -       Schedule of Subsidiary Debt
       Schedule 4.04    -       Schedule of Liens
       Schedule 4.07    -       Schedule of Certain Restrictions

       INDENTURE dated as of June 20, 1995 between ENVIRODYNE INDUSTRIES, INC., a Delaware corporation (the "Company"), and SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION (the "Trustee").

                            RECITALS OF THE COMPANY

       The Company has duly authorized the creation and issuance of its First Priority Senior Secured Notes Due 2000 (the "Securities") of substantially the tenor and amount set forth in Exhibits A-1, A-2, A-3 and A-4 attached hereto and made a part hereof, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

       All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid and binding obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, all in accordance with their respective terms, have been done.

       NOW, THEREFORE, each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the
Securities:

                                   ARTICLE 1

                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01.       Certain Definitions.

       As used herein, the following terms shall have the following meanings:

       "Accountants' Certificate" means a written opinion or verification that complies with Section 12.05 of this Indenture from a nationally recognized firm of independent public accountants acceptable to the Trustee.

       "Acquired Debt" means Debt of a Person existing on or prior to the time at which such Person became a Subsidiary and not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary.

       "Affiliate" of any specified Person means any other Person (i) which directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with such specified Person, (ii) which beneficially owns or holds 10% or more of any class of the Voting Securities of such specified Person, or (iii) of which 10% or more of the Voting Securities is beneficially owned or held by such specified Person or by a Subsidiary of such specified Person.

       "Agent" means any Registrar, Paying Agent or Co-Registrar.

       "Agent Members" shall have the meaning given to such term in Section 2.14(a).

       "Average Life" means, as of any date, with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (x) the numbers of years from such date to the dates of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such debt security multiplied by (y) the amount of such principal payment by (ii) the sum of all such principal payments.

       "Broad Affiliate" of any specified Person means any other Person (i) which directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with such specified Person, (ii) which beneficially owns or holds 25% or more of any class of the Voting Securities of such specified Person, or (iii) of which 25% or more of the Voting Securities is beneficially owned or held by such specified Person or by a Subsidiary of such specified Person.

       "BTCC" means BT Commercial Corporation, a Delaware corporation, and its successors and permitted assigns.

       "Bankruptcy Law" has the meaning given to such term in Section 5.01(h).

       "Board of Directors" of any corporation means the board of directors of such corporation or any duly authorized committee of the board of directors of such corporation.

       "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City or Hartford, Connecticut are required or authorized to be closed.

       "Capital Lease Obligation" means, at any time, the amount of the liability with respect to a lease that would be required at such time to be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

       "Capital Stock" in any Person means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.

       "Cash Equivalents" means: (i) debt instruments, with maturities of one year or less from the date of acquisition, issued by the government of the United States of America or any agency thereof (if fully guaranteed or insured by the government of the United States of America), (ii) certificates of deposit, with maturities of one year or less from the date of acquisition, of any commercial bank incorporated under the laws of the United States of

America having a combined capital, surplus and undivided profits of not less than $100,000,000, (iii) commercial paper of an issuer rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc., and
(iv) tax exempt floating rate tender bonds, as to which payments of principal, interest and other charges may be made at the option of the holder upon not more than one week's notice which are payable upon tender or any default from the proceeds of an unconditional and irrevocable letter of credit issued by a United States office of any commercial bank all of whose long-term debt securities are rated at least AA by Standard & Poor's Corporation or Aa by Moody's Investors Service, Inc.

       "Change of Control" means the occurrence of any of the following events (whether or not approved by the Board of Directors of the Company or otherwise permitted by the terms of this Indenture): (i) any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), or any Affiliate of any such person, is or becomes a "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall also be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the Common Stock of the Company or such other amount of Voting Securities to provide the ability to elect, directly or indirectly, a majority of the members of the Board of Directors of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new or replacement directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; (iii) any direct or indirect Transfer (in one transaction or a series of related transactions) of all or substantially all of the consolidated assets of the Company and its Subsidiaries to any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or any Affiliate of any such person; or (iv) the approval by the Company or its shareholders of any plan of liquidation; or (v) any event constituting a "Change of Control" in respect of 10.25% Notes, the Revolving Credit Agreement, the Second Priority Notes or the Subsequent Second Priority Notes.

       "Clause (i) Amount" shall have the meaning given to such term in Section 4.01(a)(i).

       "Clause (i) Test Period" shall have the meaning given to such term in
Section 4.01(a)(i).

       "Clause (ii) Amount" shall have the meaning given to such term in
Section 4.01(a)(ii).

       "Clause (ii) Test Period" shall have the meaning given to such term in
Section 4.01(a)(ii).

       "Clause (iii) Amount" shall have the meaning given to such term in
Section 4.01(a)(iii).

       "Clause (iii) Test Period" shall have the meaning given to such term in
Section 4.01(a)(iii).

       "Clause (iv) Amount" shall have the meaning given to such term in
Section 4.01(a)(iv).

       "Clause (iv) Test Period" shall have the meaning given to such term in
Section 4.01(a)(iv).

       "Clause (v) Test Period" shall have the meaning given to such term in
Section 4.01(a)(v).

       "Collateral" means all the real, personal and mixed property made, or intended or purported to be made, subject to a Lien pursuant to the Collateral Documents.

       "Collateral Agent" means BTCC, in its capacity as collateral agent under the Intercreditor Agreement and the other Collateral Documents, and any successor thereto.

       "Collateral Documents" means, collectively, the Guaranty Agreement, Pledge Agreement, Intercreditor Agreement, Intellectual Property Pledge Agreement, Mortgage, Security Agreement, and all other instruments or documents now or hereafter granting (or purporting to grant) Liens on property of the Company or any of its Subsidiaries to the Collateral Agent, for the benefit of the "Secured Parties" (as defined in the Intercreditor Agreement).

       "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalent (however designated) of Capital Stock in such Person which is not preferred as to the payment of dividends or the distribution of assets on any voluntary or involuntary liquidation over shares of any other class of Capital Stock in such Person.

       "Company" means Envirodyne Industries, Inc. unless and until a successor of Envirodyne Industries, Inc. replaces it pursuant to this Indenture, and thereafter means such successor.

       "Consolidated Cash Flow" means, for any period, Consolidated Net Income for such period, (A) increased by the sum of (i) Consolidated Fixed Charges for such period, other than interest capitalized by the Company and its Subsidiaries during such period, (ii) income tax expense of the Company and its Subsidiaries, on a consolidated basis, for such period (other than income tax expense attributable to sales or other dispositions of assets (other than sales of inventory in the ordinary course of business)), (iii) depreciation expense of the Company and its Subsidiaries, on a consolidated basis, for such period, (iv) amortization expense of the Company and its Subsidiaries, on a consolidated basis, for such period, and (v) other non-cash items reducing Consolidated Net Income minus non-cash items increasing Consolidated Net Income for such period, and (B) decreased by any revenues received or accrued by the Company or any of its Subsidiaries from any other Person (other than the Company or any of its Subsidiaries) in respect of any Investment for such period, all as determined in accordance with GAAP.

       "Consolidated Debt" means the aggregate amount of Debt of the Company and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP.

       "Consolidated Fixed Charges" means, for any period, (A) the sum of, without duplication, (i) the aggregate amount of interest expense of the Company and its Subsidiaries during such period (including, without limitation, all commissions, discounts and other fees and charges owed by the Company and its Subsidiaries with respect to letters of credit and bankers' acceptances or similar financing facilities and the net costs associated with Interest Rate Agreements and Currency Agreements of the Company and its Subsidiaries) paid, accrued or scheduled to be paid or accrued during such period, including interest expense not required to be paid in cash (including any amortization of original issue debt discount), all determined in accordance with GAAP, plus all interest capitalized by the Company and its Subsidiaries during such period,
(ii) the aggregate amount of the interest expense component of rentals in respect of Capital Lease Obligations paid or accrued by the Company and its Subsidiaries during such period, determined in accordance with GAAP, (iii) the aggregate amount of all operating lease expense of the Company and its Subsidiaries during such period, determined in accordance with GAAP, and (iv) to the extent any interest payment obligation of any other Person is guaranteed by the Company or any of its Subsidiaries (other than guarantees relating to obligations of customers of the Company or any of its Subsidiaries that are made in the ordinary course of business consistent with past practices of the Company or its Subsidiaries), the aggregate amount of interest paid or accrued by such Person in accordance with GAAP during such period attributable to any such interest payment obligation, less (B) to the extent included in (A) above, amortization or write-off of deferred financing costs by the Company and its Subsidiaries during such period; in each case after elimination of intercompany accounts among the Company and its Subsidiaries and as determined in accordance with GAAP.

       "Consolidated Intangible Assets" means, as at any date, (i) the amount of all write-ups in the book value of any asset resulting from the revaluation thereof and all write-ups in excess of the cost of assets acquired, plus (ii) the amount of all unamortized original issue discount, unamortized debt expense, goodwill, patents, trademarks, service marks, trade names, copyrights, organization and development expense and other intangible assets, in each case as would be taken into account in preparing a consolidated balance sheet of the Company and its subsidiaries on a consolidated basis as at such date in accordance with GAAP.

       "Consolidated Net Income" means, for any period, the aggregate net income (or net loss, as the case may be) of the Company and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, that there shall be excluded therefrom, without duplication, (i) gains and losses from the sale or other disposition of assets (other than sales of inventory in the ordinary course) or reserves relating thereto, (ii) items classified as extraordinary or nonrecurring (including, without limitation, any gains from any exchange of debt securities) and gains (but not losses) from discontinued operations, (iii) the income (or loss) of any Joint Venture, except to the extent of the amount of cash dividends or other distributions in respect of Capital Stock therein actually paid during such period to the Company or any of its Subsidiaries by such Joint Venture out of funds legally available therefor (or, in the case of a loss, to the extent such loss is funded by the Company or any such Subsidiary during such period), (iv) except to the extent includable pursuant to clause (iii), the income (or loss) of any other Person accrued or attributable to any period prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or any of its Subsidiaries or such other Person's Property (or a portion thereof) is acquired by such Person or any of its Restricted Subsidiaries, and
(v) non-cash items decreasing or increasing Consolidated Net Income arising out of currency translation effects.

       "Consolidated Net Worth" means Net Worth without giving effect to any purchase accounting adjustments if Consolidated Net Worth is being determined in connection with any merger, consolidation or other acquisition of, or by, the Company or any of its Subsidiaries.

       "Consolidated Secured Debt" means, collectively, the outstanding principal balance of the Debt described in Sections 4.03(a)(i) and (a)(iv) and the outstanding amount of unpaid reimbursement obligations for drawn letters of credit with respect to the Debt described in Section 4.03(a)(v).

       "Consolidated Senior Debt" means, at any time, all Consolidated Debt at such time, other than the then outstanding principal amount of: (i) the 10.25% Notes, (ii) the Second Priority Notes, (iii) the Subsequent Second Priority Notes, (iv) Debt of any Subsidiary of the Company payable to the Company or any Wholly Owned Subsidiary of the Company, and (v) Debt of the Company that is not secured by a Lien or that is junior in right of payment, and subordinate to, the Securities pursuant to subordination terms in the form of Exhibit E hereto, which Debt matures after the Stated Maturity of the Securities, and has no principal payments scheduled until, a date which is at least six (6) months after the maturity date of the Securities.

       "Consolidated Tangible Net Worth" means, at any time, Consolidated Net Worth at such time, less Consolidated Intangible Assets at such time.

       "Consolidated Total Capitalization" means, at any time, the sum of: (i) Consolidated Net Worth at such time, plus (ii) Consolidated Debt.

       "Control" means (except as otherwise specifically provided herein) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Securities, by agreement or otherwise; and the terms "Controlling" and "Controlled" have meanings correlative to the foregoing.

       "Control Group" means a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which the Company is a member, any group of corporations or entities under common control with the Company within the meaning of Section 414(c) of the Internal Revenue Code of which the Company is a member or any affiliated service group within the meaning of Section 414(m) of the Internal Revenue Code of which the Company is a member.

       "Corporate Trust Office" means the Corporate Trust Office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which on the date hereof is the address of the Trustee specified in Section 12.02.

       "Credit Documents" means, collectively, this Indenture, the Securities, the Note Agreement, the Collateral Documents and all other agreements, instruments and documents (including, without limitation, security agreements, loan agreements, notes, guarantees, mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, subordination agreements, pledges, powers of attorney, consents, assignments, intercreditor agreements, mortgagee waivers, reimbursement agreements, contracts, notices, leases, financing statements and all other written items) relating in any way to the aforementioned agreements and instruments.

       "Currency Agreement" of any Person means any foreign exchange contract, currency swap agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in currency values (as opposed to being used in any way for speculative trading purposes).

       "Current Debt" means, with respect to any Person, all Indebtedness of such Person for borrowed money which by its terms or by the terms of any instrument or agreement relating thereto matures on demand or within one year from the date of the creation thereof and is not directly or indirectly renewable or extendible at the option of the debtor to a date more than one year from the date of the creation thereof, provided that Indebtedness for borrowed money outstanding under a revolving credit or similar agreement which obligates the lender or lenders to extend credit over a period of more than one year shall constitute Funded Debt and not Current Debt, even though such Indebtedness by its terms matures on demand or within one year from the date of the creation thereof.

       "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator, custodian or similar official appointed under any Bankruptcy Law.

       "Debt" shall mean Current Debt and Funded Debt.

       "Default" means any event which through the passage of time, the giving of notice or both would mature into an Event of Default.

       "Default Rate" means a rate per annum from time to time equal to the greater of (i) 14.00%, and (ii) the LIBOR Rate plus 2.00%.

       "Depository" means, with respect to any Security issuable or issued in the form of one or more Global Securities, the Person designated as Depository by the Company in or pursuant to this Indenture, which Person must be, to the extent required by applicable law or regulation, a clearing agency registered under the Exchange Act, and, if so provided with respect to any Security, any successor to such Person. If at any time there is more than one such Person, "Depository" shall mean, with respect to any Securities, the qualifying entity which has been appointed with respect to such Securities. Unless and until otherwise designated by the Company to the Trustee, the Depository shall be The Depository Trust Company.

       "Domestic Subsidiary" means any Subsidiary organized under the laws of any state of the United States of America or the District of Columbia.

       "DPK" means D.P. Kelly & Associates, L.P., a Delaware limited partnership, and its successors and assigns.

       "Effective Date" means the date of this Indenture.

       "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

       "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

       "Event of Default" means the occurrence of any event described in
Section 5.01.

       "Excess CF Amount" means, as to any Excess Cash Flow in any fiscal year of the Company, the aggregate amount of such Excess Cash Flow, less any repayments of Debt under the Revolving Credit Agreement required to be made pursuant to the terms of such Revolving Credit Agreement; provided, however, that the amount of any such required repayment shall not exceed the Revolver Pro Rata Share of the aggregate amount of such Excess Cash Flow.

       "Excess Cash Flow" means, for any period, the Company's Consolidated Cash Flow, less the sum of (i) consolidated cash interest expense (including the interest portion of any payments associated with Capital Lease Obligations) of the Company during such period, (ii) consolidated capital expenditures of the Company during such period, (iii) principal payments on indebtedness (including the principal portion of any Capital Lease Obligations) of the Company made or paid during such period, (iv) additions (reductions) to Working Capital of the Company during such period, (v) consolidated income tax expense of the Company that is actually paid during such period, and (vi) $15,000,000, all determined on a consolidated basis in accordance with GAAP.

       "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

       "Exempted Transactions" means (i) transactions with Cargill Financial Services and its Affiliates (collectively, "Cargill") so long as Cargill is not a Broad Affiliate of the Company; (ii) transactions with Reliance Insurance Co. and its Affiliates (collectively, "Reliance") so long as Reliance is not a Broad

Affiliate of the Company; (iii) purchases of turkey timers from Volk Enterprises, Inc. and (iv) purchases of chemicals from Weskem-Hall, Inc.

       "Fiscal Year Change" shall have the meaning given to such term in
Section 4.14.

       "Foreign Subsidiary" means any Subsidiary that is not a Domestic Subsidiary.

       "Funded Debt" means, with respect to any Person, all Indebtedness of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, more than one year from, or is directly or indirectly renewable or extendable at the option of the debtor to a date more than one year (including an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year) from, the date of the creation thereof.

       "GAAP" means, at any date, United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable to the circumstances as of the date of determination.

       "GECC" means General Electric Capital Corporation, a New York corporation, and its successors and assigns.

       "GECC Intercreditor Agreement" means that certain GECC Intercreditor Agreement, dated as of the Effective Date, among the Collateral Agent, GECC, Shawmut Bank Connecticut, National Association, as Owner Trustee, and the Company, as amended, supplemented or otherwise modified from time to time.

       "GECC Lease Documents" means (i) the Lease Agreement dated as of December 18, 1990 between The Connecticut National Bank (now known as Shawmut Bank Connecticut, National Association; "TCNB"), Owner Trustee, as lessor and Viskase Corporation, as lessee, (ii) the Participation Agreement dated as of December 18, 1990 among Viskase Corporation, the Company, GECC and TCNB and
(iii) the related instruments and agreements with respect thereto, in each case as the same may have heretofore been or may hereinafter be amended, modified, restated, renewed or extended or refinanced from time to time.

       "Global Security" means a Security issued in global form.

       "Guaranty Agreement" means that certain Guaranty Agreement, dated as of the Effective Date, made by each Significant Domestic Subsidiary in favor of the Collateral Agent, as amended, supplemented or otherwise modified from time to time.

       "Guarantee" shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guarantee shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

       "Holder" means any Person in whose name a Security is registered on the Registrar's books.

       "Indebtedness" means, with respect to any Person, without duplication,
(i) all items (excluding items of contingency reserves or of reserves for deferred income taxes) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date on which Indebtedness is to be determined, (ii) all indebtedness secured by any Lien on any property or asset owned or held by such Person subject thereto, whether or not the indebtedness secured thereby shall have been assumed, (iii) all indebtedness of others with respect to which such Person has become liable by way of a Guarantee (including, without limitation, all obligations of such Person with respect to surety bonds, bank acceptances, and letters of credit and other similar obligations), (iv) all obligations of such Person in respect of Currency Agreements or Interest Rate Agreements and (v) the maximum fixed repurchase price of any Redeemable Stock. For purposes of the preceding sentence, the maximum fixed repurchase price of any Redeemable Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture; provided, that if such Redeemable Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Stock.

       "Indenture" means this Indenture as originally executed and as it may from time to time be amended or supplemented by one or more supplemental indentures hereto entered into pursuant to the applicable provisions hereof.

       "Initial Purchasers" means each Person listed on the Purchaser Schedule attached to the Note Agreement on the Effective Date.

       "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act.

       "Intellectual Property Pledge Agreement" means, collectively, each Intellectual Property Security Agreement made at any time by the Company or any Subsidiary of the Company, respectively, in favor of the Collateral Agent, as amended, supplemented or modified from time to time.

       "Intercreditor Agreement" means that certain Intercreditor and Collateral Agency Agreement, dated as of the Effective Date, by and among the Lender, the Trustee, and BTCC, individually and as Collateral Agent and agent for the Letter of Credit Lenders, as the same may be amended, amended and restated, supplemented or modified from time to time.

       "Interest Rate Agreement" of any Person means any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or fixed rate of interest on a notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount and shall include, without limitation, any interest rate swap agreement, interest rate cap, floor or collar agreement, option or futures contract or other similar agreements or arrangements, designed to protect such Person or any of its Subsidiaries from fluctuations in interest rates (as opposed to being used in any way for speculative trading purposes).

       "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

       "Investment" means, as to any investing Person, any direct or indirect advance, loan (other than extensions of trade credit on commercially reasonable terms in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person or any of its Subsidiaries in accordance with GAAP) or other extension of credit, guarantee or capital contribution to, or any acquisition by, such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by any other Person. In determining the amount of any Investment involving a transfer of Property, such Property shall be valued at its fair market value at the time of such transfer, and such fair market value shall be determined in good faith by the Board of Directors of the investing Person, whose determination in such regard shall be conclusive.

       "Joint Venture" of a Person means any Person in which the investing Person has a joint or shared equity interest but which is not a Subsidiary of such investing Person.

       "Lender" shall mean, collectively, The Prudential Insurance Company of America, as lender under the Revolving Credit Agreement and all other lenders (if any) that exist under the Revolving Credit Agreement from time to time.

       "Letter of Credit Agreement" means the Credit Agreement, dated as of the Effective Date, between the Letter of Credit Lenders, BTCC, as agent for the Letter of Credit Lenders, and the Company, as amended, supplemented or otherwise modified from time to time.

       "Letter of Credit Lenders" means the financial institutions party to the Letter of Credit Agreement as "Lenders" from time to time.

       "LIBOR Business Day" means a day of the year on which dealings are carried on in the London interbank market and banks are open for business in London and not required or authorized to close in New York City.

       "LIBOR Rate" means (i) for any Rate Period, the sum of 5.75% plus the six month London Interbank Offered Rate at 11:00 A.M. (London time) two LIBOR Business Days prior to Rate Day, for U.S. dollar deposits in the London interbank market as such rate is reported on page 3750 by Telerate - The Financial Information Network published by Telerate Systems Incorporated (Telerate), or its successor company; or (ii) if Telerate shall cease to report such rates on a regular basis, the LIBOR Rate shall mean, for any Rate Period, the sum of 5.75% plus the rate determined by the Trustee to be the arithmetic average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates quoted to the Trustee by the Reference Banks two LIBOR Business Days prior to Rate Day, for U.S.dollar deposits in the London interbank market.

       "Lien" means any mortgage, pledge, lien, charge, security interest, conditional sale or other title retention agreement

(including, without limitation, any Capital Lease Obligations in the nature thereof) or other encumbrance of any kind or description, including, without limitation, any agreement to give or grant a Lien.

       "Management Agreement" means the Management Services Agreement dated as of December 4, 1991 between the Company and DPK, as the same was amended and restated by the Amended and Restated Management Services Agreement dated as of December 31, 1993 between the Company and DPK and as the same may from time to time, hereafter be amended, modified or restated upon the good faith approval, pursuant to duly adopted resolutions, of a majority of members of the Company's Board of Directors who are not Affiliates of DPK.

       "Mandatory Redemption Date" has the meaning given to such term in
Section 9.01(a).

       "Material Adverse Effect" means a material adverse effect on (i) the consolidated financial condition, operations, business or prospects of the Company and its Subsidiaries (taken as a whole), (ii) the ability of the Company or any of its Subsidiaries to perform its obligations under any of the Credit Documents, or (iii) the validity or enforceability of any of the Credit Documents.

       "Material Subsidiary" means (a) any Subsidiary of the Company if (i) the total assets of such Subsidiary (and its Subsidiaries) exceed 10% of the total assets of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, or (ii) the revenues (or losses, as the case may be) of such Subsidiary (and its Subsidiaries) for the four consecutive fiscal quarters of such Subsidiary most recently ended (determined on a consolidated basis in accordance with GAAP and whether or not such Person was a Subsidiary of the Company during all or any part of the fiscal period of the Company referred to below) exceed an amount equal to 10% of the revenues (or losses, as the case may be) of the Company and its Subsidiaries for the four consecutive fiscal quarters of the Company most recently ended (determined on a consolidated basis in accordance with GAAP), and (b) in any event each of (i) Sandusky Plastics of Delaware, Inc., a Delaware corporation; (ii) Sandusky Plastics, Inc., a Delaware corporation; (iii) Viskase Corporation, a Pennsylvania corporation; (iv) Clear Shield National, Inc., a California corporation; (v) Viskase Holding Corporation, a Delaware corporation; and (vi) Viskase Sales Corporation, a Delaware corporation and (vii) Viskase S.A.

       "Mortgage" means, collectively, any or all of the mortgages, deeds of trust or other security instruments now or hereafter granting (or purporting to grant) Liens on the real property or leasehold estates or on any other real property or leasehold estates of the Company or its Subsidiaries to the Collateral Agent, as they may be amended, supplemented or otherwise modified from time to time.

       "Multiemployer Plan" means any Plan which is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

       "Net Worth" means as of any date the aggregate amount of the capital, surplus and retained earnings of the Company and its Subsidiaries as would be shown on a consolidated balance sheet of the Company and its Subsidiaries prepared as of such date in accordance with GAAP (and excluding minority interests); provided that capital and surplus attributable to Redeemable Stock and accumulated translation adjustments shall be excluded.

       "Non-U.S. Person" means any Person that is not a "U.S. Person" as such term is defined in Regulation S.

       "Note Agreement" means the Note Agreement, dated as of the Effective Date, between the Company and each Initial Purchaser, as amended, supplemented or otherwise modified from time to time.

       "Offer to Purchase" means a written offer (the "Offer") sent by the Company by first class mail, postage prepaid, to each Holder on the date of the Offer offering to purchase up to the principal amount of Securities specified in such Offer at the purchase price specified in such Offer ("Purchase Price"). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law or this Indenture, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for the purchase of Securities within five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) a description of material developments in the Company's business subsequent to the date of the latest of financial statements delivered to the Holders pursuant to Section 3.02, (ii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase, and (iii) any other information required by applicable law to be included therein). The Offer shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Offer to Purchase.
The Offer shall also state:

             (1) the Section of this Indenture pursuant to which the Offer to Purchase is being made;

             (2)    the Expiration Date and the Purchase Date;

             (3) the aggregate principal amount of the outstanding Securities offered to be purchased by the Company pursuant to the Offer to Purchase (the "Purchase Amount");

             (4) the Purchase Price to be paid by the Company for each of the Securities accepted for payment;

             (5) that the Holder may tender all or any portion of the Securities registered in the name of such Holder;

             (6) the instructions that Holders must follow in order to tender their Securities;

             (7) that interest on any Security not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

             (8) that on the Purchase Date the Purchase Price will become due and payable upon each Security accepted for payment pursuant to the Offer to Purchase and that upon payment in full of the Purchase Price on the Purchase Date interest thereon shall cease to accrue;

             (9) that each Holder electing to tender a Security pursuant to the Offer to Purchase will be required to surrender such Security (except to the extent otherwise set forth in paragraph 7A of the Note Agreement) at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Security being, if the Company (or its Paying Agent) so requires, duly endorsed by, or accompanied by a written instrument of transfer duly executed by, the Holder thereof or his attorney duly authorized in writing and, if reasonably requested, bearing appropriate signature guarantees);

          (10) that Holders will be entitled to withdraw all or any portion of the Securities tendered if the Company (or its Paying Agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder tendered, the certificate number of the Security the Holder tendered and a statement that such Holder is withdrawing all or a portion of such tender;

          (11) that (a) if Securities with an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Securities and (b) if Securities with an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Securities having an aggregate principal amount equal to the Purchase Amount on a pro rata basis; and

          (12) that in the case of any Holder whose Security is purchased only in part the Company shall execute, and the Trustee shall authenticate and deliver to such Holder without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Security so tendered.

       "Officers' Certificate" of any corporation means a certificate delivered to the Trustee that complies with Section 12.05 of this Indenture and that is signed by two Responsible Officers of such corporation, or by a Responsible Officer of such corporation and by the Secretary or any Assistant Secretary or any Assistant Treasurer of such corporation.

       "Offshore Physical Securities" shall have the meaning given to such term in Section 2.02.

       "Opinion of Counsel" means a written opinion that complies with Section
12.05 of this Indenture from legal counsel who is reasonably acceptable to the Trustee. Such legal counsel may be an employee of or counsel to the Company or the Trustee.

       "Optional Redemption Date" has the meaning given to such term in Section 9.01(b)(ii).

       "Optional Redemption Price" has the meaning given to such term in
Section 9.01(b)(i).

       "Pension Benefit Guaranty Corporation" means the Pension Benefit Guaranty Corporation under ERISA (and any successor thereto).

       "Paying Agent" has the meaning given such term in Section 2.03 of this Indenture.

       "Percentage of Total Assets Transferred" means, with respect to each asset Transferred pursuant to clause (d) of Section 4.06 (including assets transferred pursuant to a Transfer by Merger), the ratio (expressed as a percentage) of (i) the greater of such asset's fair market value or the net book value of such assets on the date of Transfer to (ii) the book value of the consolidated assets of the Company and its Subsidiaries as of the last day of the fiscal quarter of the Company immediately preceding the day of Transfer.

       "Permitted Liens" in respect of any Person shall mean (i) pledges or deposits made by such Person under workers' compensation, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than contracts for the payment of money) or operating leases to which such Person is a party, or deposits to secure statutory or regulatory obligations of such Person or deposits of cash or U.S. Government Obligations to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;
(ii) Liens arising by operation of law such as carriers', warehousemen's and mechanics' Liens, in each case arising in the ordinary course of business and with respect to amounts not yet due or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (iii) Liens for taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (iv) Liens evidenced by the Capitalized Lease Obligations under GECC Lease Documents and Liens securing Debt of the Company or its Subsidiaries permitted under
Section 4.03(a)(vi) for refinancing the Debt under the GECC Lease Documents; provided, however, that in connection with any such refinancing any such new Lien shall be limited to all or part of the same Property to which the original Lien applied; (v) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its Property which were not incurred in connection with Debt or other extensions of credit and which do not in the aggregate materially adversely affect the value of said Property or materially impair the use of such Property in the operation of the business of such Person; (vi) Liens in favor of the Collateral Agent to secure Debt permitted under Sections 4.03(a)(i), (iv), (v), and (vii); (vii) Liens existing on the Effective Date and described on Schedule 4.04 hereto; (viii) Liens arising out of judgments or awards against such Person not giving rise to an Event of Default under Section 5.01(m) (but without limiting Section 5.01(p)) with respect to which such Person is diligently prosecuting an appeal or other proceedings for review; (ix) Liens to secure Debt permitted under
Section 4.03(a)(xi); provided, however, that any such new Lien shall be limited to all or part of the same Property to which the original Lien applied; (x) Liens to secure Debt permitted under Section 4.03(a)(xiii) (to the extent such Liens attach prior to or at the time of incurrence of such Debt); (xi) Liens to secure the Debt (if any) permitted under Section 4.03(a)(iii); provided, however, that (a) the Lien securing such Debt is granted only to the Collateral Agent and made subject to the terms of the Intercreditor Agreement, and (b) the Intercreditor Agreement is amended to the reasonable satisfaction of the Collateral Agent to add the Second Priority Notes Trustee as a party thereto, and to provide for such matters incidental thereto as the Collateral Agent may reasonably require; and (xii) Liens securing Debt of Wholly Owned Subsidiaries of the Company to the Company or another such Wholly Owned Subsidiary permitted under Section 4.03(a)(ix).

       "Person" means any individual, partnership, corporation, limited liability company, venture, joint venture, unincorporated organization, joint-stock company, trust or any government or agency or political subdivision thereof or other entity of any kind.

       "Physical Securities" shall have the meaning given to such term in
Section 2.02.

       "Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any member of the Control Group.

       "Pledge Agreement" means, collectively, each Pledge Agreement made at any time by the Company or any Subsidiary of the Company in favor of the Collateral Agent, as amended, supplemented or otherwise modified from time to time.

       "Private Placement Legend" means the legend initially set forth on the Securities in the form set forth on Exhibit A-1.

       "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock in any other Person.

       "Purchase Date" shall have the meaning given to such term in the definition of Offer to Purchase.

       "Purchase Amount" has the meaning given to such term in the definition of Offer to Purchase.

       "Purchase Money Indebtedness" means, as to any Person, the Debt of such Person incurred and owing in respect of all or part of the purchase price of Property purchased where such Debt is fully secured by the Property purchased.

       "Purchase Price" shall have the meaning given to such term in the definition of Offer to Purchase.

       "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

       "Qualified Plan" means any Plan, other than a Multiemployer Plan, which is intended to meet the qualification requirements of Section 401(a) of the Internal Revenue Code.

       "Rate Day" means for each Rate Period the first day of such Rate Period; provided, however, that if such day is not a LIBOR Business Day, then the next LIBOR Business Day succeeding the first day of such Rate Period.

       "Rate Period" means the period during which the LIBOR Rate remains in effect and unchanged. For purposes of this Indenture, the Rate Period shall begin on the fifteenth day of each June and December of each year, commencing with June 15, 1995.

       "Redeemable Stock" means, with respect to any Person, any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable by contract or otherwise, is or upon the happening of an event or the passage of time would be, required to be redeemed or is redeemable at the option of the holder thereof at any time prior to the Stated Maturity of the principal of the Securities, or, at the option of the holder thereof, is convertible into or exchangeable for debt securities maturing at any time prior to the Stated Maturity of the principal of the Securities.

       "Redemption Date" means the Mandatory Redemption Date, the Optional Redemption Date or the Transfer Redemption Date, as the case may be.

       "Redemption Price" means the Mandatory Redemption Price, Optional Redemption Price or Transfer Redemption Price, as the case may be.

       "Reference Banks" means Morgan Guaranty Trust Company of New York, Citibank, N.A. and The Chase Manhattan Bank (National Association).

       "Registered Exchange Offer" means the offer to exchange the Series B Securities for all of the outstanding Series A Securities and the Series D Securities for all of the outstanding Series C Securities, in each case in accordance with the Registration Rights Agreement.

       "Registrar" has the meaning given to such term in Section 2.03.

       "Registration Rights Agreement" means the Exchange and Registration Rights Agreement by and between the Company and the

Holders party thereto, relating to the Securities and dated the Effective Date, as amended, supplemented or otherwise modified from time to time.

       "Regulation S" means Regulation S under the Securities Act.

       "Restricted Debt" means all Consolidated Debt other than Consolidated Senior Debt.

       "Required Holders" means the Holder or Holders of at least a majority of the aggregate principal amount of the Securities from time to time outstanding (without giving effect to any Securities owned of record by the Company or any of its Affiliates).

       "Responsible Officer" means, with respect to any corporation, the chief executive officer, chief operating officer, chief financial officer, treasurer, or chief accounting officer of such corporation or any other officer of such corporation involved principally in its financial administration or its controllership function.

       "Restricted Investment" shall have the meaning given to such term in
Section 4.02(a).

       "Restricted Payments" shall have the meaning given to such term in
Section 4.02(a).

       "Restricted Security" shall have the meaning given to such term in Rule 144.

       "Revolver Pro Rata Share" means, as to any requirement to make an Offer to Purchase under Section 3.09, the percentage obtained by dividing (i) the amount of the Revolving Loan Commitment in effect on the date the Company first sends such Offer to Purchase, by (ii) the sum of (a) the amount of such Revolving Loan Commitment in effect on such date, and (b) the aggregate principal amount of the Securities outstanding on such date.

       "Revolving Credit Agreement" means that certain Revolving Credit Agreement, dated as of the Effective Date between the Company and The Prudential Insurance Company of America, as amended, supplemented or otherwise modified from time to time or as replaced pursuant to a refinancing thereof permitted under Section 4.03.

       "Revolving Loan Commitment" means, at any time, the aggregate principal amount which may be borrowed under the Revolving Loan Agreement at such time (determined without giving effect to any suspension or termination of the Lender's obligation to make loans thereunder upon the occurrence of a default or an "Event of Default" thereunder).

       "Rule 144" means Rule 144 promulgated by the SEC under the Securities Act and as in effect from time to time.

       "Rule 144A" means Rule 144A promulgated by the SEC under the Securities Act and as in effect from time to time.

       "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold by such Person or a Subsidiary of such Person and thereafter leased back from the purchaser thereof by such Person or one of the Subsidiaries of such Person.

       "SEC" means the Securities and Exchange Commission, as from time to time constituted, or any similar agency then having jurisdiction to enforce the Securities Act.

       "Second Priority Notes" means the debt securities which may be issued by the Company under an indenture (the "Second Priority Notes Indenture") pursuant to the 10.25% Note Exchange.

       "Second Priority Notes Indenture" has the meaning given to such term in the definition of Second Priority Notes.

       "Second Priority Notes Trustee" means trustee for the Second Priority Notes and Subsequent Second Priority Notes, respectively (in such capacity) and each successor thereto in such capacity.

       "Security Agreement" means, collectively, each Security Agreement made at any time by the Company or any Subsidiary of the Company in favor of the Collateral Agent, as amended, supplemented or otherwise modified from time to time.

       "Securities" has the meaning set forth in the first recital paragraph of this Indenture.

       "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

       "Series A Securities" means the 12% First Priority Senior Secured Notes due 2000, Series A, being issued pursuant to this Indenture.

       "Series B Securities" means the 12% First Priority Senior Secured Notes due 2000, Series B (the terms of which are identical to the Series A Securities except that the Series B Securities shall be registered under the Securities Act, and shall not contain the restrictive legend on the face of the form of the Series A Securities), to be issued in exchange for the Series A Securities pursuant to the Registered Exchange Offer and this Indenture.

       "Series C Securities" means the Floating Rate First Priority Senior Secured Notes due 2000, Series C, being issued pursuant to this Indenture.

       "Series D Securities" means the Floating Rate First Priority Senior Secured Notes due 2000, Series D (the terms of which are identical to the Series C Securities except that the Series D Securities shall be registered under the Securities Act, and shall not contain the restrictive legend on the face of the form of the Series C Securities), to be issued in exchange for the Series C Securities pursuant to the Registered Exchange Offer and this Indenture.

       "Significant Domestic Subsidiary" means each Domestic Subsidiary that, at any time, is a Material Subsidiary.

       "Stated Maturity" when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

       "Stipulated Loss Value" means the Stipulated Loss Value, as defined in the GECC Lease Documents (as such GECC Lease Documents are in effect on the Effective Date.)

       "Subsequent Second Priority Notes" means any and all debt securities issued by the Company under an indenture in exchange for Second Priority Notes and having terms identical to the Second Priority Notes and otherwise being the same as the Second Priority Notes except that such debt securities are registered under the Securities Act.

       "Subsequent Securities" means, collectively, any and all Series B Securities and Series D Securities issued by the Company.

       "Subsidiary" means, with respect to any Person, (i) a corporation a majority of whose Voting Securities is at the time directly or indirectly owned or Controlled by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof, or (ii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof has at least a majority ownership interest with respect to voting in the election of directors or trustees thereof (or such other Persons performing similar functions). For purposes of this definition, any directors' qualifying shares shall be disregarded in determining the ownership of a Subsidiary.

       "Subsidiary Guarantor" means (i) each of the Significant Domestic Subsidiaries existing on the Effective Date, and (ii) each of the Company's other Subsidiaries which becomes a guarantor of the Securities pursuant to
Section 3.05.

       "10.25% Note Exchange" means an exchange by the Company pursuant to which the Company issues Second Priority Notes in an aggregate face amount of not more than $50,000,000 in exchange for 10.25% Notes pursuant to an exchange ratio (based on aggregate face amount) of no greater than 1:1.

       "10.25% Notes" means, collectively, the 10.25% Senior Notes due 2001 issued by the Company pursuant to the 10.25% Notes Indenture.

       "10.25% Notes Indenture" means that certain Indenture, dated as of December 31, 1993, between the Company and Bankers Trust Company, as trustee, as amended, supplemented or otherwise modified from time to time.

       "Termination Event" means any one or more of the following event or events which, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect:

             (i) A reportable event as defined in Section 4043 of ERISA and regulations issued thereunder for which the 30 day notice requirement has not been waived occurs with respect to any Title IV Plan other than those described in Sections 4043(c)(9) and (11) of ERISA (or PBGC Regulation Sections 2615.23 or 2615.22);

             (ii) There occurs (a) the complete or partial withdrawal (as defined in Sections 4203 and 4205 of ERISA) by the Company or any member of the Control Group from any Multiemployer Plan, or (b) the receipt by the Company or any member of the Control Group of a demand from any Multiemployer Plan for withdrawal liability (as defined in Section 4201 of ERISA);

             (iii) The Company or any member of the Control Group files, or is reasonably expected to file, a notice of intent to terminate any Title IV Plan or adopts a plan amendment that constitutes a termination of any Title IV Plan, under Section 4041 of ERISA;

             (iv) There occurs any action causing the termination of any Multiemployer Plan under Section 4041A of ERISA;

             (v) Any other event or condition occurs that is reasonably expected to constitute grounds under Sections 4041A or

       4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or any Multiemployer Plan;

             (vi) The Pension Benefit Guaranty Corporation shall have notified the Company or any member of the Control Group that a Plan may become a subject of any proceedings under Section 4042 of ERISA to terminate or appoint a trustee to administer the Plan, or any such proceedings are instituted;

             (vii) An accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code) exists with respect to any Title IV Plan on the last day of any plan year;

             (viii) A waiver of the minimum funding standards of ERISA or the Code, or any extension of any amortization period related to such a waiver, is sought by or granted to, the Company or any member of the Control Group, under Section 412 of the Code;

             (ix) The Company or any member of the Control Group shall have incurred, or is reasonably expected to incur, any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans;

             (x) As of the last day of any plan year, there exists unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA) of any Title IV Plan, as determined by such Plan's independent actuaries;

             (xi) As of the last day of any plan year, there exists unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA) of all Title IV Plans, as determined by such Plans' independent actuaries; or

             (xii) The Company or any member of the Control Group establishes or amends any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any member of the Control Group.

       "TIA" means the Trust Indenture Act of 1939 as in effect on the date of execution of this Indenture, except as provided in Section 8.03 of this Indenture.

       "Title IV Plan" means any Qualified Plan that is a defined benefit plan (as defined in Section 3(35) of ERISA) and is subject to Title IV of ERISA.

       "Transfer" means any sale, exchange, conveyance, lease, transfer or other disposition.

       "Transfer by Merger" means, with respect to any Subsidiary of the Company, a merger or consolidation of such Subsidiary with another Person such that after giving effect thereto the surviving entity is no longer a Subsidiary of the Company.

       "Transfer Redemption Date" has the meaning given to such term in Section 4.06(e)(3).

       "Transfer Redemption Price" has the meaning given such term in Section 4.06(e)(3).

       "Trustee" means the Person named as such in this Indenture until a successor replaces such Person in accordance with the terms of this Indenture, and thereafter means such successor.

       "Trust Officer", when used with respect to the Trustee, means any officer assigned to and working in the corporate trust department of the Trustee (or any successor group) of the Trustee, including, without limitation, any vice president, assistant vice president, assistant secretary, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers who shall, in any case, be responsible for the administration of this document or have familiarity with it, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred at the Corporate Trust Office because of his or her knowledge of and familiarity with the particular subject.

       "U.S. Government Obligations" means (i) any direct non-callable obligation of, or obligation guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged and which is not callable at the issuer's option, and (ii) any depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

       "U.S. Physical Securities" shall have the meaning given to such term in
Section 2.02.

       "Voting Securities" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof, under ordinary circumstances and in the absence of contingencies, to vote for members of the Board of Directors of such Person (or Persons performing functions equivalent to those of such members).

       "Wholly Owned Subsidiary" of a Person means any Subsidiary of such Person 100% of the total capital stock of which, other than directors' qualifying shares, is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person.

       "Working Capital" means, current assets less current liabilities where current assets equals accounts receivable, inventory and other current assets (excluding cash and cash equivalents) and current liabilities equals accounts payable and accrued liabilities (both excluding accrued interest payable, accrued income taxes payable and any payables related to capital expenditures), all as reflected on the Company's consolidated financial statements prepared in accordance with GAAP.

SECTION 1.02.       Accounting Principles, Terms and Determinations.

       Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries.

SECTION 1.03.       Yield-Maintenance Terms.

       "Called Principal" shall mean, with respect to any Security, the principal of such Security that is to be redeemed or prepaid (as the case may be) pursuant to Section 3.09(a), Section 4.06(e)(3) or Section 9.01(b), or is declared to be immediately due and payable pursuant to Section 5.01, as the context requires.

       "Discounted Value" shall mean, with respect to the Called Principal of any Security, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Securities is payable) equal to the Reinvestment Yield with respect to such Called Principal.

       "Reinvestment Yield" shall mean, with respect to the Called Principal of any Security, 1.0% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between reported yields.

       "Remaining Average Life" shall mean, with respect to the Called Principal of any Security, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one- twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

       "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Security, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

       "Settlement Date" shall mean, with respect to the Called Principal of any Security, the date on which such Called Principal is to be redeemed or prepaid (as the case may be) pursuant to Section 3.09(a), Section 4.06(e)(3) or Section 9.01(b), or is declared to be immediately due and payable pursuant to Section 5.01, as the context requires.

       "Yield-Maintenance Amount" shall mean, with respect to any Security, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Security over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero. The Yield-Maintenance Amount shall be calculated for purposes of the Series C Securities and Series D Securities as if interest on such Securities accrues at the same per annum rate as interest accrues on the Series A Securities and Series B Securities.

SECTION 1.04.       Incorporation by Reference of Trust Indenture Act.

       Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

             "indenture securities" means the Securities;

             "indenture security holder" means a Holder;

             "indenture to be qualified" means this Indenture;

             "indenture trustee" or "institutional trustee" means the Trustee;

             "obligor" on the indenture securities means the Company or the Surviving Corporation, as the case may be, or any other obligor on the Securities.

       All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.05.       Rules of Construction.

       Unless the context otherwise requires:

        (a) a term defined in this Article has the meaning in this Indenture assigned to it in this Article;

        (b) except as otherwise set forth in this Indenture, an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP in effect on the date of this Indenture;

        (c)  "or" is not exclusive;

        (d) words in the singular include the plural, and words in the plural include the singular;

        (e)  provisions apply to successive events and transactions;

        (f) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

        (g) reference herein to any Article or Section refers to such Article or Section hereof.

                                   ARTICLE 2

                                 THE SECURITIES

SECTION 2.01.  Form and Dating.

       (a) The Series A Securities, Series B Securities, Series C Securities and Series D Securities shall be generally designated the Company's First Priority Senior Secured Notes Due 2000. Their stated maturity shall be June 15, 2000. The Series A Securities and Series B Securities shall bear interest at the rate of 12% per annum, and the Series C Securities and Series D Securities shall bear interest at the LIBOR Rate. Interest on the Securities shall accrue from June 20, 1995, or from the most recent date on which interest has been paid or duly provided for, and be payable on December 15 and June 15 of each year, commencing December 15, 1995, and at the Stated Maturity of the principal of the Securities (or such earlier date on which such principal shall become due hereunder), until the principal thereof is paid or duly provided for. The Series A Securities, Series B Securities, Series C Securities and Series D Securities (and the Trustee's certificate of authentication with respect thereto) shall be substantially in the form of Exhibits A-1, A-2, A-3 and A-4, respectively, attached hereto and hereby expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, usage or agreements to which the Company is a party and such appropriate insertions, omissions, substitutions and other variations as are permitted by this Indenture. The Company shall furnish any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

       (b) The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture, and to the extent applicable the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

       (c) The interest rate on each Security shall automatically be increased (and, if applicable, thereafter automatically decreased but in any event not below the original rate of interest therein) as and to the extent required pursuant to the terms of Section 6 of the Registration Rights Agreement, notwithstanding anything to the contrary elsewhere in this Indenture or the Securities.

SECTION 2.02.  Execution and Authentication; Aggregate Principal Amount.

       The Securities shall be signed for the Company by the Company's President or a Vice President and shall be attested by the Company's Secretary or an Assistant Secretary, in each case by manual or facsimile signature. The Company's seal may be reproduced or imprinted on the Securities by facsimile or otherwise.

       If a Person whose signature is on a Security no longer holds his office at the time the Security is authenticated, the Security shall nevertheless be valid.

       A Security shall not be valid until executed and issued by the Company and authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Security has been authenticated under this Indenture.

       The Trustee shall authenticate Series A Securities for original issue in the aggregate principal amount of up to $151,500,000, and shall authenticate Series C Securities for original issue in the aggregate principal amount of up to $8,500,000,in each case upon receipt of a written order of the Company in the form of an Officers' Certificate. In addition, on or prior to the date of the Registered Exchange Offer, the Trustee or an authenticating agent shall authenticate Series B Securities to be issued at the time of the Registered Exchange Offer in the aggregate principal amount of up to $151,500,000, and shall authenticate Series D Securities to be issued at the time of the Registered Exchange Offer in the aggregate principal amount of up to $8,500,000, in each case upon receipt of a written order of the Company signed by a Responsible Officer of the Company. In each case, the Officers' Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $160,000,000, except as provided in Section 2.07. Upon receipt of a written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Company.

       Securities offered and sold in reliance on Rule 144A may, at the option of the Company but subject to the terms of Rule 144A, be issued initially in the form of one or more permanent Global Securities in registered form deposited with the Trustee, as custodian for the Depository. The aggregate principal amount of any Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

       Securities offered and sold in offshore transactions in reliance on Regulation S may, at the option of the Company but subject to the terms of Regulation S, be issued in the form of certificated Securities in registered form (the "Offshore Physical Securities"). Securities offered and sold in reliance on any other exemption from registration under the Securities Act other than as described in the preceding paragraph shall be issued, and Securities offered and sold in reliance on Rule 144A may, at the option of the Company but subject to Rule 144A and all other applicable laws and regulations, be issued, in the form of certificated Securities in registered form (the "U.S. Physical Securities"). The Offshore Physical Securities and the U.S. Physical Securities are sometimes collectively herein referred to as the "Physical Securities."

       The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

       The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities, which authenticating agent shall be compensated by the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so, except with regard to the original issuance of the Securities. Except as provided in the preceding sentence, each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.03.  Registrar and Paying Agent.

       The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Securities may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. At all reasonable times, the Securities register shall be open to inspection by the Trustee. The Company may appoint one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. The Company, any Subsidiary of the Company or any of their respective Affiliates may act as Paying Agent, Registrar or co-Registrar.

       The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall implement the provisions of this Indenture that relate to such Agent. The Company may change or add any Paying Agent, Registrar or co-Registrar without notice to any Holder, but only upon notice given to the Trustee of such change or addition and of the address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

       The Company initially appoints the Trustee as Registrar and Paying Agent.

SECTION 2.04.  Paying Agent to Hold Money in Trust.

       The Company shall require each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree that such Paying Agent will:

               (a) hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest and Yield-Maintenance Amount (if any) on the Securities (whether such money has been paid to it by the Company or any other obligor on the Securities) until such sums shall be paid to Holders or otherwise disposed of as herein provided;

               (b) give the Trustee notice of any Default by the Company (or any other obligor on the Securities) in making any such payment; and

               (c) at any time during the continuance of any such Default, upon the written request of the Trustee, to forthwith pay to the Trustee all sums so held in trust by such Paying Agent and account for any funds disbursed. If the Company, any Subsidiary of the Company or any of their respective Affiliates acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund for the benefit of Holders. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee.

SECTION 2.05.  Holder Lists.

       The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company and each other obligor on the Securities shall furnish to the Trustee not less than ten Business Days before each interest payment date and at such other times as the Trustee may request in writing all information in the possession or control of the Company or any Paying Agent as to the names and addresses of Holders, in such form and as of such date as the Trustee may reasonably require. The Trustee and the Registrar may rely on the accuracy of such list as the same may be amended from time to time.

SECTION 2.06.  Transfer and Exchange.

       Securities may be transferred or exchanged only on the Securities register maintained pursuant to Section 2.03. Prior to due presentment of a Security for registration of transfer, the Holder of any Securities, as shown on such Securities register, shall be deemed the absolute owner thereof for all purposes, and none of the Company, the Trustee, or any agent of the Company or the Trustee shall be affected by any notice to the contrary, and payment of or on account of the principal or interest with respect to such Securities shall be made only to or in accordance with the written order of such Holder or of his attorney duly authorized in writing. All such payments shall satisfy and discharge the liabilities upon such Securities to the extent of the amounts so paid.

       When Securities are presented to the Registrar or a co-Registrar with a request to register a transfer or make an exchange for an equal principal amount of Securities of other denominations, the Registrar or co-Registrar shall register the transfer or make the exchange if its requirements therefor are met; provided, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in a form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall execute and issue and the Trustee shall authenticate Securities at the Registrar's request. No service charge to the Holder shall be made for any registration of transfer or exchange, but the Company may require from the transferring or exchanging Holder payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charges payable upon transfers or exchanges pursuant to Sections 2.10, 3.09, 4.06, 8.05, 9.01 or 9.06 hereof).

       All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

       The Company shall not be required to and, without the prior written consent of the Company, the Registrar shall not be required to, register the transfer or exchange of (i) any Securities selected for redemption under
Section 9.02 hereof and (ii) any Securities during a period commencing 15 days prior to the date of any selection of Securities for redemption under Section
9.02 and ending at the close of business on such date of selection.

SECTION 2.07.  Replacement Securities.

       If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding. If the Company and the Trustee receive evidence to their satisfaction that a Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Company's and the

Trustee's requirements are met and in the absence of notice to the Company or the Trustee that the Security has been acquired by a bona fide purchaser. If required by the Trustee or the Company, such Holder shall provide an indemnity bond sufficient in the judgment of both the Company and the Trustee to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Company may charge the Holder who obtains a replacement Security pursuant to this Section 2.07 for the Company's and the Trustee's expenses in replacing such Security.

       Every replacement Security issued pursuant to the provisions of this
Section 2.07 by virtue of the fact that any Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies against the Company and the Trustee with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

       Notwithstanding the foregoing, the provisions of this Section 2.07 shall be, and hereby are, superseded by the provisions of paragraph 7F of the Note Agreement to the extent inconsistent herewith.

SECTION 2.08.  Outstanding Securities.

       The Securities outstanding at any time are all the Securities executed on behalf of the Company and authenticated by the Trustee except for those cancelled by the Trustee, those delivered to the Trustee for cancellation and those described in this Section as not outstanding.

       If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

       If Securities are considered paid under Section 3.01, they cease to be outstanding and interest on them ceases to accrue.

       Except as and to the extent provided in Section 2.09, a Security does not cease to be outstanding because the Company, any of its Subsidiaries or any of their respective Affiliates holds the Security.

SECTION 2.09.  Treasury Securities.

       In determining whether the Holders of the required principal amount of Securities have concurred in any request, demand, authorization, notice, direction, amendment, supplement, waiver or consent, Securities owned of record or beneficially by the Company or any Affiliate of the Company or any other obligor on the Securities or any Affiliate thereof shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, notice, direction, amendment, supplement, waiver or consent, only Securities which the Trustee knows are so owned shall be considered as though they are not outstanding. The Trustee may require an Officers' Certificate listing the Securities owned by the Company and its Affiliates.

SECTION 2.10.  Temporary Securities.

       Until definitive Securities are ready for delivery, the Company may execute and issue, and the Trustee shall authenticate upon written order of the Company signed by two Responsible Officers, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company and the Trustee consider appropriate for temporary Securities. Without unreasonable delay, the Company shall execute and issue, and the Trustee shall authenticate, definitive Securities in exchange for temporary Securities. Until such exchange, such temporary Securities shall be entitled to the same rights, benefits and privileges as the definitive Securities.

SECTION 2.11.  Cancellation.

       The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and the Trustee shall destroy cancelled Securities in accordance with its customary procedures and deliver a certificate of such destruction to the Company. Subject to Section 2.07, the Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation. If the Company or any Subsidiary of the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12.  Overdue Interest.

       If the Company fails to make a payment of interest on the Securities when due by the terms thereof, it shall pay interest on such overdue installments of interest thereafter in any lawful manner to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Securities and in Section 3.01. The Company shall promptly fix such special record date and special payment date after consultation with and notice to the Trustee. At least 15 days before the special record date, the Company shall give Holders notice that states the special record date, related payment date and amount of such interest to be paid.

SECTION 2.13.  CUSIP Number.

       The Company in issuing the Securities may use a "CUSIP" number and, if so, the Company shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any change in the CUSIP number.

SECTION 2.14.  Book-Entry Provisions for Global Securities.

               (a) The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B.

               Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

               (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of Section 2.15. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Security and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Securities.

               (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Security to beneficial owners pursuant to clause (b), the Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

               (d) In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to paragraph (b), the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount of Physical Securities of authorized denominations.

               (e) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph (b) or (c) shall, except as otherwise provided by paragraphs (a) (i) (x) and (c) of Section 2.15, bear the legend regarding transfer restrictions applicable to the Physical Securities set forth in Exhibit A-1.

               (f) The Holder of any Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

SECTION 2.15.  Special Transfer Provisions.

               (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

                        (i) the Registrar shall register the transfer of any Security constituting a Restricted Security, whether or not such Security bears the Private Placement Legend, if

               (x) in the case of a transfer to any Non-U.S.Person, the requested transfer is after July 31, 1995 or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto; and

                        (ii) if the proposed transferor is an Agent Member holding a beneficial interest in a Global Security, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Securities) a decrease in the principal amount of a Global Security in an amount equal to the principal amount of the beneficial interest in a Global Security to be transferred, and (b) the Issuer shall execute and the Trustee shall authenticate and deliver one or more Physical Securities of like tenor and amount.

               (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

                        (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

                        (ii) if the proposed transferee is an Agent Member, and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the Global Security, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security in an amount equal to the principal amount of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred.

               (c) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless
       (i) the circumstances contemplated by paragraph (a) (i) (x) of this
       Section 2.15 exist, (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Security has been sold pursuant to an effective registration statement under the Securities Act.

               (d) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

       The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.14 or this Section 2.15. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

SECTION 2.16.  Certificates setting forth LIBOR Rate and Yield-Maintenance
               Amount.

               (a) The Company shall, on the Effective Date and each Rate Day thereafter, provide the Trustee with an Officers' Certificate setting forth the LIBOR Rate determined in accordance with clause (i) of the definition thereof (which determination shall be deemed to be conclusive absent manifest error).

       The Company shall promptly notify the Trustee after any Responsible Officer learns that Telerate has ceased to report the LIBOR Rate on a regular basis.

               (b) In the event that any Yield-Maintenance Amount is payable by the Company, the Company shall deliver to the Trustee and each Holder to whom such payment is to be made, on or before the date payment thereof is due, an Officers' Certificate setting forth in reasonable detail the Company's calculation of such Yield-Maintenance Amount (which calculation shall not be deemed to be conclusive to the Trustee or to any Holder to whom such Yield-Maintenance Amount is to be paid without the Trustee's or such Holder's prior written consent thereto).

                                   ARTICLE 3

                             AFFIRMATIVE COVENANTS

SECTION 3.01.  Payment of Securities.

       The Company shall punctually pay, or cause to be paid, the principal of and interest and Yield-Maintenance Amount (if any) on the Securities on the dates and in the manner provided in this Indenture and in the Securities. Except to the extent otherwise set forth in paragraph 7A of the Note Agreement, any payment of principal (including any redemption or other purchase of Securities pursuant to Sections 3.09, 4.06(e)(3), or 9.01), interest and Yield-Maintenance Amount (if any) shall be considered paid on the date due if the Paying Agent holds on or prior to 10:00 A.M. on that date money in accordance with this Indenture designated in trust for and sufficient to make such payment and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

       The Company shall pay interest on overdue principal at the Default Rate. In addition, the Company shall pay interest on overdue installments of interest and on overdue payments of the Yield-Maintenance Amount at the Default Rate, to the extent lawful.

SECTION 3.02.  SEC Reports.

       The Company shall file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company files with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall continue to file with the SEC and the Trustee on the same timely basis such reports, information and other documents as the Company would file if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act. The Company and any other obligor on the Securities also shall comply with the other provisions of TIA Section 314(a).

       So long as Securities representing 5% or more of the aggregate principal amount of Securities issued hereunder remain outstanding, the Company shall cause an annual report to stockholders and quarterly or other financial reports furnished by it to stockholders, excluding internal management reports and distributions to stockholders in their capacity as directors or officers of the Company, to be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Securities maintained by the Registrar, in each case at the time of such furnishing to stockholders. If the Company is not required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act at any time during which Securities representing 5% or more of the aggregate principal amount of Securities issued hereunder are outstanding, the Company shall cause its consolidated financial statements, including any notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations," comparable to that which would have been required to appear in annual or quarterly reports filed under Section 13 or 15(d) of the Exchange Act to be so filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Securities maintained by the Registrar within 105 days after the end of each fiscal year and within 60 days after the end of each of the Company's first three fiscal quarters in each fiscal year.

SECTION 3.03.  Compliance Certificate.

       The Company shall deliver to the Trustee, within 60 days after the end of each of the first three quarters of each of the Company's fiscal years and within 105 days after the end of each of the Company's fiscal years, an Officers' Certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company stating that a review of the activities of the Company and its Subsidiaries during the preceding quarter or fiscal year (as the case may be) has been made under the supervision of the signing Persons with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Person signing such certificate, that to the best of his knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge) and that to the best of his knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest on the Securities are prohibited.

       The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon becoming aware of (i) any Default or Event of Default or (ii) any default, event of default or other failure to perform under any agreement, mortgage, indenture or instrument referred to in clause (c) of Section 5.01, an Officers' Certificate specifying such Default, Event of Default, default or event of default.

SECTION 3.04.  Conduct of Business; Maintenance of Existence; Compliance with
               Laws.

       The Company covenants that the Company and its Subsidiaries shall (a) continue to engage primarily in the material lines of business (as determined by the Company in its reasonable discretion) which the Company and its Subsidiaries operate, respectively, as of the Effective Date, (b) preserve, renew and keep in full force and effect the corporate existence, and all material rights, privileges, franchises, permits and licenses of the Company and its Subsidiaries, respectively, provided, however, that (i) this clause (b) shall not prohibit a merger otherwise permitted pursuant to the terms hereof and (ii) neither the Company nor any of its Subsidiaries shall be required to preserve any such right or franchise or its corporate existence if the loss thereof is not and will not be adverse in any material respect to the Holders, and (c) comply in all material respects with all applicable laws, ordinances, rules, regulations and other requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA) except to the extent that noncompliance could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.05.  Guaranties.

       The Company covenants that, effective upon any Person becoming a Significant Domestic Subsidiary, the Company shall cause such Person to become and continue as a party to the Guaranty Agreement and the Security Agreement and to execute and deliver all such agreements, instruments, documents, financing statements, mortgages, deeds of trust, leasehold mortgages and other written matter, and take such further action, as the Collateral Agent or the Required Holders may request in order to obtain a valid and perfected first priority Lien on all (or all but a de minimis amount of) such Person's Property (subject only to Permitted Liens).

SECTION 3.06.  Maintenance of Property; Insurance.

       (a) The Company shall, and shall cause each of its Subsidiaries to, maintain its Property in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, that nothing in this Section shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of its Property if such discontinuance is desirable in the conduct of its business and not disadvantageous in any material respect to the Holders; provided, further, that nothing in this Section shall prevent the Company or any of its Subsidiaries from discontinuing or disposing of any of its Property to the extent otherwise permitted by Section 4.06 hereof.

       (b) The Company shall insure and keep insured, and shall cause each Subsidiary to insure and keep insured, with financially sound and reputable insurers, so much of their respective Property and in such amounts as is usually and customarily insured by companies engaged in similar businesses with respect to Property of a similar character, and, in any event, as is required under the Security Agreement with respect to maintenance of insurance.

SECTION 3.07.  Taxes.

       The Company shall, and shall cause each of its Subsidiaries to, pay or cause to be paid all license fees, bonding premiums and related taxes and charges, and shall pay or cause to be paid all of such Person's real and personal property taxes, assessments and charges and all of such Person's franchise, income, unemployment, use, excise, old age benefit, withholding, sales and other taxes and other governmental charges assessed against such Person, or payable by such Person, in each case when due and in such manner as to prevent any penalty from accruing or any Lien from attaching to its property (other than Liens for taxes not yet due and payable), provided that such Person shall have the right to contest in good faith, by an appropriate proceeding promptly initiated and diligently conducted, the validity, amount or imposition of any such tax, assessment or charge, and during the pendency of such good faith contest to delay or refuse payment thereof if such Person establishes adequate reserves to cover such contested taxes, assessments or charges.

SECTION 3.08.  Maintenance of Office or Agency.

       The Company shall maintain in the Borough of Manhattan, City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-Registrar) where Securities may be surrendered for registration of transfer or exchange or for presentation for payment. The Company shall give prompt notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 12.02 of this Indenture.

       The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain an office or agency in the Borough of Manhattan, City of New York, for such purposes. The Company shall give prompt notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

       The Company hereby initially designates Shawmut Trust Company of New York, c/o First Chicago Trust Company of New York, 14 Wall Street, 8th Floor, Window No. 2, New York, NY 10005 as the office of the Company to be maintained in accordance with this Section 3.08 of this Indenture.

SECTION 3.09.  Offers to Purchase Following Change of Control and Excess Cash
               Flow.

       (a) Upon the occurrence of a Change of Control, each Holder of a Security shall have the right to have such Security repurchased by the Company on the terms and conditions precedent set forth in this Section 3.09. The Company shall, within 25 days following the date of the consummation of a transaction resulting in a Change of Control, mail an Offer with respect to an Offer to Purchase all outstanding Securities at a purchase price equal to 100% of the outstanding principal amount thereof together with interest thereon to the date of purchase and the Yield-Maintenance Amount with respect thereto; provided, however, that installments of interest whose Stated Maturity is on or prior to the Purchase Date shall be payable to the Holders of such Securities, registered as such at the close of business on the relevant record dates according to the terms of the Securities. Each Holder shall be entitled to tender all or any portion of the Securities owned by such Holder pursuant to the Offer to Purchase. The Company shall cause the Purchase Date to be not less than five (5) Business Days prior to the "Purchase Date" (as such term is defined in the 10.25% Notes Indenture) and any other purchase date that may arise with respect to the repurchase or repayment of any debt instruments following a Change of Control or other change in control, other than debt instruments constituting Consolidated Senior Debt.

       (b) In the event that the Company has Excess Cash Flow in excess of $5,000,000 in any fiscal year of the Company, beginning with the fiscal year of the Company ending in December 1995, the Company shall make an Offer to Purchase Securities having an aggregate outstanding principal amount equal to the Excess CF Amount relating to such Excess Cash Flow in such fiscal year, and, no later than April 15 of the year immediately following such fiscal year of the Company in which Excess Cash Flow exceeds $5,000,000, mail an Offer to each Holder to purchase such outstand-ing principal amount of Securities at a purchase price equal to 100% of the outstanding principal amount thereof together with interest accrued thereon to the Purchase Date therefor; provided, however, that installments of interest whose Stated Maturity is on or prior to such Purchase Date shall be payable to the Holders of such Securities, registered as such at the close of business on the relevant record dates according to the terms of the Securities; provided, further, that no such Offer shall be made if, at the time of mailing such Offer, a Default or an Event of Default exists or would exist after giving effect to the transactions contemplated by such Offer (assuming such Offer were fully subscribed); provided, still further, that the Company, at its option, may reduce the principal amount of Securities it must purchase pursuant to this
Section 3.09(b) by the principal amount of Securities acquired by the Company in the open market prior to the Purchase Date applicable to such purchase if
(i) such previously acquired Securities are retired prior to such Purchase Date, (ii) no such previously acquired Security has theretofore been used as a credit by the Company or otherwise to satisfy any obligations of the Company (including, without limitation, the obligation of the Company under this Section 3.09(b)), and (iii) the Company delivers an Officers' Certificate to the Trustee and each Holder to the effect set forth in clauses (i) and (ii) above not less than ten (10) Business Days prior to the applicable Purchase Date. To the extent that an Offer to Purchase pursuant to this Section is not fully subscribed, the Company may retain the unutilized amount of such Excess CF Amount for general corporate purposes in accordance with the terms of this Indenture. To the extent that an Offer to Purchase pursuant to this Section 3.09(b) is over-subscribed, the principal amount of the Securities to be purchased shall be allocated on a pro rata basis in proportion to the relative principal amounts as to which the Offer was accepted, and in connection with such proration the Company shall, in good faith, make such adjustments, reallocations and eliminations as shall be necessary to maintain the Securities in integral multiples of $1,000.

       (c) The Company shall perform its obligations specified in each Offer for each Offer to Purchase. On the Purchase Date in each such Offer, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Offer, (ii) deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in
Section 3.10) money sufficient to pay the Purchase Price of all Securities or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee all Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security or Securities equal in principal amount to any unpurchased portion of the Security surrendered as requested by the Holder. Notwithstanding the foregoing terms of this clause (c), payments to be made with respect to Securities issued pursuant to the Note Agreement shall be made in accordance with paragraph 7A of the Note Agreement. Any Security not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Offer to Purchase on or as soon as practicable after the Purchase Date.

       (d) Prior to the time required for the mailing of an Offer with respect to an Offer to Purchase pursuant to clause (a) and (b) above, the Company will in good faith (i) seek to obtain any required consent under the GECC Lease Documents so as to permit the making of the Offer to Purchase and the purchase of Securities pursuant to this section, or (ii) repay all or a portion of the Indebtedness under the GECC Lease Documents to the extent necessary (including, if necessary payment in full of such Indebtedness and payment of any prepayment premiums, fees, expenses or penalties) to permit the making of the Offer to Purchase and the purchase of Securities pursuant to clause (a) or (b) of this Section without such consent. Following compliance by the Company with the requirements of the foregoing sentence, the Company shall, within the time required for the mailing of an Offer with respect to an Offer to Purchase pursuant to clause (a), mail such Offer.

       (e) If any Offer to Purchase is made pursuant to this Section, the Company covenants that it shall (and if applicable shall cause its Subsidiaries to) comply with all applicable tender offer rules and regulations under all state and Federal securities laws, including, but not limited to, Section 14(e) under the Exchange Act and Rule 14e-1 thereunder.

SECTION 3.10.  Money for Security Payments to be Held in Trust.

       If the Company, any Subsidiary of the Company or any of their respective Affiliates shall at any time act as its own Paying Agent, such Paying Agent shall, on or before each due date of the principal of, interest on or Yield-Maintenance Amount with respect to the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sum shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.

       Whenever the Company shall have one or more Paying Agents, it shall, on or prior to each date for the payment of the principal of or interest on the Securities, deposit with a Paying Agent in immediately available funds a sum sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such payments; and, unless such Paying Agent is the Trustee, the Company shall promptly notify the Trustee of its action or failure so to act.

       For the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, the Company may at any time pay, or direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent, as the case may be, shall be released from all further liability with respect to such money.

SECTION 3.11   GECC Closing Documents.

       The Company shall take such actions as may be reasonably necessary or appropriate to satisfy promptly the conditions precedent set forth in the GECC Intercreditor Agreement.

SECTION 3.12.  Further Actions --  Collateral.

       The Company shall, and shall cause each of its Subsidiaries that are a party to any Collateral Document to, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Property, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, certificates, reports and other assurances or instruments and take such further steps relating to such Property, which the Required Holders or the Collateral Agent reasonably deems appropriate or advisable to perfect, preserve, protect or enforce the Lien of the Collateral Agent in such Property (and, to the extent so deemed to be appropriate or advisable, to create such a Lien with respect to Property acquired by the Company or any such Subsidiary after the Effective Date). Without limiting the foregoing, the Company and each such Subsidiary shall, at its own expense with respect to any real estate acquired by it after the Effective Date, concurrently with such acquisition execute, deliver and provide to the Collateral Agent such Mortgages and other documents as the Required Holders or the Collateral Agent may reasonably deem appropriate or advisable to create a first priority (subject to Permitted Liens) valid and perfected Lien in such Property in favor of the Collateral Agent.

                                   ARTICLE 4

                               NEGATIVE COVENANTS

SECTION 4.01.  Certain Financial Covenants.

       (a) Consolidated Tangible Net Worth. The Company covenants that it will not cause or permit Consolidated Tangible Net Worth, at any time:

               (i) During each "Clause (i) Test Period" (as defined below) occurring during the period commencing on the Effective Date and ending on December 28, 1995, to be less than an amount (the "Clause (i) Amount") equal to (1) negative $37,000,000, plus (2) 50% of Consolidated Net Income for such Clause (i) Test Period (or zero in the case of a deficit), plus (3) the amount of any net gain realized by the Company or any of its Subsidiaries on the exchange, redemption, purchase or other acquisition of any of its debt securities (including, without limitation, the 10.25% Notes) during such Clause (i) Test Period; where "Clause (i) Test Period" means, at any time, the period (taken as one accounting period) commencing on March 31, 1995 and ending on the then most recently ended fiscal quarter of the Company;

               (ii) During each "Clause (ii) Test Period" (as defined below) occurring during the period commencing on December 29, 1995 and ending on December 26, 1996, to be less than an amount (the "Clause (ii) Amount") equal to (1) the greater of (X) the Clause (i) Amount at December 28, 1995, and (Y) negative $37,000,000, plus (2) 50% of
       Consolidated Net Income for such Clause (ii) Test Period (or zero in the case of a deficit), plus (3) the amount of any net gain realized by the Company or any of its Subsidiaries on the exchange, redemption, purchase or other acquisition of any of its debt securities (including, without limitation, the 10.25% Notes) during such Clause (ii) Test Period; where "Clause (ii) Test Period" means, at any time, the period (taken as one accounting period) commencing on December 29, 1995 and ending on the then most recently ended fiscal quarter of the Company;

               (iii) During each "Clause (iii) Test Period" (as defined below) occurring during the period commencing on December 27, 1996 and ending on December 25, 1997, to be less than an amount (the "Clause (iii) Amount") equal to (1) the greater of (X) the Clause (ii) Amount at December 26, 1996, and (Y) negative $37,000,000, plus (2) the greater of (X) 50% of Consolidated Net Income for such Clause (iii) Test Period (or zero in the case of a deficit), and (Y) $1,250,000 multiplied by the number of the Company's fiscal quarters that have ended during such Clause (iii) Test Period, plus (3) the amount of any net gain realized by the Company or any of its Subsidiaries on the exchange, redemption, purchase or other acquisition of any of its debt securities (including, without limitation, the 10.25% Notes) during such Clause (iii) Test Period; where "Clause (iii) Test Period" means, at any time, the period (taken as a one accounting period) commencing on December 27, 1996 and ending on the then most recently ended fiscal quarter of the Company;

               (iv) During each "Clause (iv) Test Period" (as defined below) occurring during the period commencing on December 26,

       1997 and ending on December 31, 1998, to be less than an amount (the "Clause (iv) Amount") equal to (1) the greater of (X) the Clause (iii) Amount at December 25, 1997, and (Y) negative $37,000,000, plus (2) the greater of (X) 50% of Consolidated Net Income for such Clause (iv) Test Period (or zero in the case of a deficit), and (Y) $2,500,000 multiplied by the number of the Company's fiscal quarters, at the time of determination, that have ended during such Clause (iv) Test Period, plus
       (3) the amount of any net gain realized by the Company or any of its Subsidiaries on the exchange, redemption, purchase or other acquisition of any of its debt securities (including, without limitation, the 10.25% Notes) during such Clause (iv) Test Period; where "Clause (iv) Test Period" means, at any time, the period (taken as one accounting period) commencing on December 26, 1997 and ending on the then most recently ended fiscal quarter of the Company; and

               (v) During each "Clause (v) Test Period" (as defined below) occurring after January 1, 1999 and thereafter, to be less than an amount equal to (1) the greater of (X) the Clause (iv) Amount at December 31, 1998, and (Y) negative $37,000,000, plus (2) 50% of
       Consolidated Net Income for such Clause (v) Test Period (or zero in the case of a deficit), plus (3) the amount of any net gain realized by the Company or any of its Subsidiaries on the exchange, redemption, purchase or other acquisition of any of its debt securities (including, without limitation, the 10.25% Notes) during such Clause (v) Test Period; where "Clause (v) Test Period" means, at any time, the period (taken as one accounting period) commencing on January 1, 1999 and ending on the then most recently ended fiscal quarter of the Company.

       (b) Fixed Charge Coverage Ratio. The Company covenants that it will not cause or permit the ratio of (i) Consolidated Cash Flow for the twelve month period ending at the end of any fiscal quarter of the Company to (ii) Consolidated Fixed Charges for each such twelve month period to be less than the ratio set forth below for the period set forth below in which such fiscal quarter ends:

               Ratio                     Period

               1.45:1           Effective Date through December 28, 1995

               1.50:1           December 29, 1995 through December 26, 1996

               1.55:1           December 27, 1996 and thereafter.

SECTION 4.02.  Limitation on Restricted Payments and Restricted Investments.

       (a) The Company covenants that it shall not, and shall not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of the Company or its Subsidiaries or make any payment to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or its Subsidiaries, other than dividends, distributions or payments payable or made solely in shares of Capital Stock in the Company of the same class held by such holders (other than Redeemable Stock) or in options, warrants or other rights to purchase such shares; (ii) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company or any Subsidiary;
(iii) make any principal payment on, or purchase, redeem, repurchase, defease (including, but not limited to, in-substance or legal defeasance) or otherwise acquire or retire for value, prior to any stated or scheduled maturity, scheduled repayment or scheduled sinking fund or mandatory redemption payment, any Restricted Debt (the foregoing actions, set forth in clauses (i) through (iii) being referred to as "Restricted Payments"); or (iv) make any Investment (the foregoing action being referred to as a "Restricted Investment"); unless at the time of, and immediately after giving effect to (determined on a pro forma basis), such proposed Restricted Payment or proposed Restricted Investment::

                        (1) no Default or Event of Default exists or would exist; and

                        (2) (i) the aggregate amount expended for all Restricted Payments subsequent to March 30, 1995, plus (ii) the aggregate amount expended for all Restricted Investments made subsequent to March 30, 1995, does not exceed the sum of:

                                (A) 50% (or minus 100% in the event of a deficit) of Consolidated Net Income calculated on a cumulative basis for the period commencing on March 31, 1995 and continuing through the last day of the Company's fiscal quarter immediately preceding the Company's fiscal quarter in which the Restricted Payment or Restricted Investment, as the case may be, is proposed to be made; plus

                                (B)      the aggregate net cash proceeds
                        received by the Company (i) from the issuance or sale (other than to a Subsidiary of the Company), after the Effective Date, of Capital Stock in the Company (other than Redeemable Stock), (ii) upon conversion after the Effective Date of any Debt of the Company that is, by its original terms, convertible into

                        Capital Stock (other than Redeemable Stock) in the Company (with the aggregate net cash proceeds being deemed to be the principal amount of the Debt so converted), or (iii) from the exercise for cash after the Effective Date of any options, warrants or other rights to acquire Capital Stock (other than Redeemable Stock) in the Company; plus

                                (C)      $10,000,000;

       provided, however, that in no event may Restricted Payments made subsequent to March 30, 1995 exceed the sum of the amounts described in clause (A) and (B) above plus $5,000,000.

       (b) Notwithstanding clause (a) above, the provisions of this Section shall not prohibit:

               (i) (A) the payment by any Subsidiary of the Company of dividends or other distributions to the Company or a Wholly Owned Subsidiary of the Company or the redemption or repurchase by any such Subsidiary of any Capital Stock in such Subsidiary owned by the Company or a Wholly Owned Subsidiary of the Company, or (B) the payment of pro rata dividends to holders of minority interests in the Capital Stock in a Subsidiary of the Company; provided, however, that, in the case of clause (B) no Default or Event or Default has occurred and is continuing or would occur as a result thereof;

               (ii) (a) consummation of the 10.25% Notes Exchange, so long as no Default or Event of Default has occurred and is continuing or would occur as a result thereof; and (b) consummation of the exchange of Series B Securities for Series A Securities, and Series D Securities for Series C Securities, as contemplated by the Registration Rights Agreement and (c) consummation of an exchange of Subsequent Second Priority Notes solely for Second Priority Notes;

               (iii) Investments in the amounts existing on the date hereof and specifically described on Schedule 4.02 attached hereto;

               (iv) Investments (subject to Section 3.05) by the Company in Wholly Owned Subsidiaries of the Company having lines of business that are substantially similar or materially related to the Company's lines of business existing on the Effective Date, so long as no Default or Event of Default has occurred and is continuing or would occur as a result thereof;

               (v)      Investments in Cash Equivalents;

               (vi) the acquisition, redemption or retirement of Capital Stock in the Company solely in exchange for (A) Capital Stock in the Company of the same class as the Capital Stock that is being acquired, redeemed or retired or (B) Common Stock of the Company; and

               (vii) the acquisition, redemption or retirement of Debt of the Company or its Subsidiaries (A) which is subordinated in right of payment to the Securities solely in exchange for Common Stock in the Company, or (B) as part of a refinancing thereof permitted by Section 4.03(a)(xi).

       (c) Notwithstanding clause (b) above, the payments described in clause (b) (i) (B) above shall be included in any calculation of the sum of the amount of Restricted Payments.

SECTION 4.03.  Limitation on Indebtedness.

       (a) The Company covenants that it shall not, and shall not permit any of its Subsidiaries to, directly or indirectly permit to exist, create, incur, issue, assume, guaranty or otherwise become liable with respect to, extend the maturity of or become responsible for the payment of, any Debt (including, without limitation, any Acquired Debt) other than:

               (i)      Debt of the Company evidenced by the Securities;

               (ii)     Debt of the Company evidenced by the 10.25% Notes;

               (iii) Debt of the Company evidenced by the Second Priority Notes and the Subsequent Second Priority Notes, provided, however, that: (1) the aggregate principal amount of the Second Priority Notes and the Subsequent Second Priority Notes do not at any time exceed $50,000,000,
       (2) such Second Priority Notes and Subsequent Second Priority Notes have terms substantially identical to the 10.25% Notes and in any event no less favorable to the Company than those set forth in the 10.25% Notes and the 10.25% Notes Indenture (provided, however, that the Second Priority Notes and Subsequent Second Priority Notes may be secured by Liens that are Permitted Liens described in clause (xi) of the definition of Permitted Liens and the final maturity thereof may be prior to the final maturity of the 10.25% Notes, subject to clause (3) below), (3) the final maturity of such Second Priority Notes and Subsequent Second Priority Notes is not prior to June 15, 2000, and (4) without limiting the foregoing clause (3), such Second Priority Notes and Subsequent Second Priority Notes shall not have any scheduled principal installment or other principal payments due until after the final maturity of the Securities;

               (iv) Debt of the Company under the Revolving Credit Agreement (including any refinancings thereof), provided, that the aggregate principal amount of such Debt does not at any time exceed $35,000,000;

               (v) Debt of the Company or any of its Subsidiaries under the Letter of Credit Agreement (and any refinancing thereof), provided the aggregate amount of such Debt does not exceed $28,000,000 at any time;

               (vi) Debt of the Company and certain Subsidiaries of the Company under the GECC Lease Documents (including any refinancings thereof) in an aggregate principal amount not to exceed the principal amount thereof outstanding as of the Effective Date less any scheduled amortization after the Effective Date of such Indebtedness when actually paid by the Company or its Subsidiaries; provided, however, that no refinancing of such Debt under the GECC Lease Documents shall be permitted unless: (1) such refinancing Debt shall have an Average Life at the time such refinancing is incurred that is equal to or greater than the Average Life of the Debt to be refinanced, (2) such refinancing Debt shall be in a principal amount not in excess of the principal amount of the Debt to be refinanced (including the amount (if any), up to $10,000,000, by which the Stipulated Loss Value exceeds the then outstanding principal amount of the Debt to be refinanced);

               (vii) Debt evidenced by guaranties made by the Company's Subsidiaries of the Debt described in clauses (i), (iii), (iv) and (v) of this Section;

               (viii) Debt of the Company or any of its Subsidiaries under Currency Agreements and Interest Rate Agreements; provided, that such Currency Agreements and Interest Rate Agreements do not increase the outstanding Debt of the Company other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

               (ix) Debt of a Wholly Owned Subsidiary of the Company to the Company or another Wholly Owned Subsidiary of the Company;

               (x) Debt of the Company's Subsidiaries existing on the Effective Date and described on Schedule 4.03 hereto;

               (xi) other Debt of a Subsidiary of the Company that directly refinances any Debt of such Subsidiary described in the immediately foregoing clause (x); provided, however, that (1) the principal amount of such refinancing Debt does not exceed the principal amount of the Debt to be refinanced, (2) the terms of such refinancing Debt are, in all material respects, no less favorable to such Subsidiary than the terms of the Debt to be refinanced and (3) without limiting the foregoing clause (2) no refinancing Debt may be secured to any greater extent than is the Debt to be refinanced; provided, further, that notwithstanding clause (1) above, the aggregate principal amount of Debt refinancing existing lines of credit of the Company's Subsidiaries may equal up to $10,000,000 (or the applicable foreign currency equivalent thereof reasonably determined by the Company at the time any such refinancing Debt is incurred).

               (xii) Debt of the Company or any of its Subsidiaries (A) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business, or (B) arising under guarantees incurred in the ordinary course of business (and not in connection with the borrowing of money) with respect to suppliers, licensees, franchisees or customers of the Company or such Subsidiary;

               (xiii) other Debt of the Company and the Company's Subsidiaries (including, without limitation, Purchase Money Indebtedness and Acquired
       Debt); provided, however, that the aggregate outstanding principal amount thereof shall at no time exceed $15,000,000 (or the applicable foreign currency equivalent thereof reasonably determined by the Company at the time such Debt is incurred); provided, further, that the aggregate outstanding amount of Purchase Money Indebtedness to be incurred in connection with the purchase of any Property shall not exceed 90% of the cash purchase price to be paid for such Property; and

               (xiv) other Debt of the Company (not secured by any Lien);

provided, however, that at no time shall (1) Consolidated Senior Debt be more than 52.5% of Consolidated Total Capitalization, or (2) Consolidated Debt be more than 85% of Consolidated Total Capitalization.

       (b) For purposes of determining any particular amount of Debt under this Section, Guarantees of (or obligations with respect to letters of credit supporting) Debt otherwise included in the determination of such amount shall not also be included.

SECTION 4.04.  Limitation on Liens.

       The Company covenants that it shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur or permit to exist any Lien of any nature whatsoever on any of its properties (including, without limitation, Capital Stock), whether owned on the Effective Date or thereafter acquired, other than Permitted Liens.

SECTION 4.05.  Limitation on Company Mergers, Consolidations, and Sales.

       (a) The Company covenants that it shall not merge or consolidate with any other Person or, directly or indirectly, Transfer, all or substantially all of its Property in a single transaction or series of related transactions, unless in any such case:

               (i) at the time of, and immediately after giving effect to (determined on a pro forma basis), such proposed merger, consolidation or Transfer, no Default or Event of Default exists or would exist after giving effect thereto;

               (ii) in the event that the Company is to consolidate with or merge into another Person, or to Transfer all or substantially all of its Property to another Person, such Person shall be a corporation organized and validly existing under the laws of a State of the United States of America or the District of Columbia and shall expressly assume in writing all obligations of the Company under all Credit Documents to which the Company is a party pursuant to such written agreements and instruments as the Trustee may request (which shall include an indenture supplemental to this Indenture) and which in each case shall be in form and substance satisfactory to the Trustee; and

               (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or Transfer (and if a supplemental indenture is required, such supplemental indenture) complies with this Section and that all conditions precedent herein provided for with respect thereto have been completely satisfied.

       (b) Upon any consolidation of the Company with, or merger of the Company with or into, any other Person or any Transfer of all or substantially all of the Property of the Company in accordance with this Section, the entity formed by or surviving such transaction shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

SECTION 4.06.  Limitation on Certain Asset Sales and Subsidiary Mergers.

       Without limiting Section 4.05 above, the Company covenants that (i) it shall not, and shall not permit any of its Subsidiaries to, directly or indirectly Transfer any of its Property, and (ii) the Company shall not permit any of its Subsidiaries to merge or consolidate with any other Person except:

               (a) any Wholly Owned Subsidiary of the Company may merge with, or sell all or substantially all of its Property to, the Company or another Wholly Owned Subsidiary of the Company if at the time of and immediately after giving effect to (determined on a pro forma basis) such proposed transaction no Default or Event of Default exists or would exist after giving effect thereto;

               (b)  the Company may Transfer assets (excluding Capital
       Stock of a Material Subsidiary) to the extent permitted under Section
       4.05 and may issue and sell its Capital Stock subject to Section
       3.09(a);

               (c) the Company or any such Subsidiary may sell inventory in the ordinary course of business and equipment that is determined to be obsolete in accordance with GAAP or concurrently replaced by equipment (not subject to any Lien other than Permitted Liens) of the same type having a fair market value at least equal to the fair market value of the equipment so replaced;

               (d) the Company or any such Subsidiary (subject to clause (f) below) may otherwise Transfer Property (excluding Capital Stock of a Material Subsidiary), and any such Subsidiary (subject to clause (f) below) may consummate a Transfer by Merger; provided that after giving effect thereto (1) the Percentage of Total Assets Transferred in any fiscal year of the Company (excluding assets described in clauses (a) and (c) above) shall not exceed 10%; and (2) the Percentage of Total Assets Transferred (excluding assets described in clauses (a) and (c) above) at any time after the Effective Date on a cumulative basis shall not exceed 15%; and

               (e) the Company or any Subsidiary of the Company (subject to clause (f) below) may Transfer other Property (not constituting Capital Stock of any Material Subsidiary), and any Subsidiary of the Company (subject to clause (f) below) may consummate other Transfers by Merger if:

               (1) at the time of and immediately after giving effect to (determined on a pro forma basis) such proposed Transfer of Property or Transfer by Merger (as the case may be) no Default or Event of Default exists or would exist;

               (2) the consideration to be paid to the Company or such Subsidiary (as the case may be) is at least equal to the fair market value of the assets to be Transferred (or, in the case of a Transfer by Merger, the fair market value of the Subsidiary subject thereto), in each case as reasonably determined by the Board of Directors; and

               (3) the proceeds from such Transfer of Property or Transfer by Merger (net of (X) reasonable expenses incurred by the Company or the Subsidiary (as the case may be) incidental thereto, (Y) the amount of any taxes (reasonably determined by the Company in good faith) owing by the Company or such Subsidiary (as the case may be) as a result thereof, and (Z) any mandatory repayment of permitted Debt (if any) secured by a Permitted Lien on the Property being Transferred that is prior to the Lien securing the Consolidated Secured Debt) are immediately applied to redeem the Securities and otherwise repay the other Consolidated Secured Debt outstanding at such time, such application of proceeds to be made pro rata to the holders of the Consolidated Secured Debt based on the then outstanding principal amount of each such holder's holding of Consolidated Secured Debt (or, in the case of the Lender, the Revolving Loan Commitment) in proportion to the aggregate amount of Consolidated Secured Debt then outstanding (or, in the case of the Lender, the Revolving Loan Commitment); provided, however, that such redemption or repayment pursuant to this clause (3) shall be deferred until the amount of proceeds to be so redeemed and otherwise repaid equals or exceeds $5,000,000, with any such lesser amounts not used for redemption or repayment to be aggregated with proceeds subsequently received from Transfers to be utilized for redemption or repayment at such point as such aggregate amount equals or exceeds $5,000,000.

       The Company shall make each redemption required under Section 4.06(e)(3) on a date (the "Transfer Redemption Date") which is the first Business Day next following the 30th day after the date of the Transfer or Transfer by Merger giving rise thereto (such date of Transfer or Merger by Transfer, the "Transfer Date"). If less than all of the outstanding Securities are to be redeemed under Section 4.06(e)(3), the principal amount so redeemed shall be allocated to all Securities at the time outstanding in proportion to the respective outstanding principal amounts thereof. The redemption price for each Security (or portion thereof) redeemed under Section 4.06(e)(3) (the "Transfer Redemption Price") shall equal 100% of the principal amount thereof plus the Yield-Maintenance Amount, if any, with respect thereto. The Company shall give written notice on the Transfer Date of such redemption to the Trustee and all Holders. Such notice shall include all of the information specified in Section 9.03(1) through (8) and a description of the material terms of the Transfer or Transfer by Merger giving rise to such redemption notice. Redemption under
Section 4.06(e)(3) shall be subject to the provisions of Sections 9.04, 9.05,
9.06 and 9.07; provided, however, that the Company shall, on the Transfer Date, irrevocably deposit with the Paying Agent for the benefit of the Holders the amount of the proceeds to be applied to redeem Securities pursuant to Section 4.06(e)(3).

               (f)      Notwithstanding anything to the contrary in this
       Section 4.06, the Company shall not permit any Material Subsidiary, directly or indirectly, to Transfer all or substan-tially all of its assets in a single transaction or series of related transactions or merge or consolidate with any Person other than as permitted under Section 4.06(a).

SECTION 4.07.  Limitation on Payment Restrictions Affecting Subsidiaries.

       The Company covenants that it shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction which by its terms expressly restricts the ability of any Subsidiary of the Company to: (a) pay dividends or make any other distributions on the Capital Stock in such Subsidiary or any other interest or participation in, or measured by, its profits owned by, or pay any Debt owed to, the Company or any such Subsidiary,
(b) make any loans or advances to the Company or any such Subsidiary or (c) transfer any of its Property to the Company or to any such Subsidiary, except for (i) such encumbrances or restrictions existing under or by reason of any encumbrance or restriction existing by reason of applicable law; (ii) such encumbrances or restrictions existing on the Effective Date and described in reasonable detail on Schedule 4.07 hereto, including, without limitation, any encumbrances or restrictions under Debt of the Company or any of its Subsidiaries listed on Schedule 4.03; (iii) such encumbrances or restrictions as may exist under refinancing Debt permitted under Section 4.03(xi); provided, however, that any such encumbrances or restrictions are, in no material respect, any more onerous to the Company or such Subsidiary than the encumbrances or restrictions included in the Debt to be refinanced; (iv) such encumbrances or restrictions as may exist under any Acquired Debt at the time incurred by the Company or such Subsidiary; provided, however, that such encumbrances or restrictions are, in no material respect, any more onerous to the Company or such Subsidiary as the then existing most onerous such encumbrances and restrictions applicable to the Company or such Subsidiary; (v) the provisions of any lease governing a leasehold interest or of any supply, license or other agreement entered into in the ordinary course of business of the Company or any Subsidiary that restrict in a customary manner transfer, subleasing or assignment; and (vi) any restrictions with respect to a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of Capital Stock or assets of such Subsidiary pending the closing of such sale or disposition.

SECTION 4.08.  Transactions with Affiliates.

       (a) The Company covenants that it shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, any purchase, sale or exchange of Property, the making of any Investment, the giving of any guarantee or the rendering of any service), with any Affiliate of the Company or of any Subsidiary of the Company unless the terms of such transaction or series of related transactions are no less favorable to the Company or such Subsidiary, as the case may be, than those that might be obtained at the time of such transaction from a Person who is not such an Affiliate; provided, however, that in addition to the foregoing, any such transaction (or series of related transactions), other than Exempted Transactions, that has a fair market value to the Company or such Subsidiary of $10,000,000 or more shall be deemed to be on terms no less favorable to the Company or such Subsidiary than those obtainable at the time of the transaction from a Person who is not such an Affiliate only if the Board of Directors of the Company receives and delivers to the Trustee, prior to such transaction, a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to the Company or such Subsidiary from a financial point of view.

       (b)     The provisions set forth in clause (a) above shall not apply to
(i) the payment of fees, salaries or other amounts to DPK in accordance with the express terms of the Management Agreement, provided, however, that the aggregate amount of all such fees, salaries and other amounts shall not exceed $5,000,000 (determined without regard to the value of options to purchase the Company's Common Stock) in the aggregate in any consecutive twelve month period,
(ii) any transaction between the Company and any of its Wholly Owned Subsidiaries, (iii) the payment of reasonable and customary fees (including options to purchase the Company's Common Stock) to directors of the Company or any of the Subsidiaries of the Company who are not employees of the Company or any Subsidiary of the Company as the same may be deemed advisable or appropriate by the Board of Directors, or (iv) loans or advances to officers, members of the Board of Directors and employees of the Company or any of its Subsidiaries for travel, entertainment or moving and other relocation expenses made in the ordinary course of business of the Company and its Subsidiaries as the same may be deemed advisable or appropriate by the Board of Directors.

SECTION 4.09.  Limitations on the Sale of Stock and Debt of Subsidiaries.

       The Company covenants that it shall not, and shall not permit any of its Subsidiaries to, sell or otherwise dispose of, or part with control of, any Capital Stock (other than directors' qualifying shares or nominee shares) or Indebtedness of any Subsidiary of the Company, except to the Company or a Wholly Owned Subsidiary of the Company, and except that all Capital Stock and Indebtedness of any such Subsidiary may be sold as an entirety provided that
(a) at the time of such sale, such Subsidiary shall not own, directly or indirectly, any Capital Stock or Indebtedness of any other Subsidiary (unless all of the Capital Stock and Indebtedness of such other Subsidiary are simultaneously being sold), and (b) such sale would be permitted by Section
4.05 and 4.06.

SECTION 4.10.  Sale and Lease-Back Transactions.

       The Company covenants that it shall not, and shall not permit any of its Subsidiaries to, enter into any arrangement with any Person providing for the leasing by the Company or such Subsidiary of real or personal property which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Company or such Subsidiary.

SECTION 4.11.  Sale or Discount of Receivables.

       The Company covenants that it shall not, and shall not permit any of its Subsidiaries to, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

SECTION 4.12.  Pension Plan Funding Deficiency.

       The Company covenants that it shall not, and shall not permit any member of the Control Group to, on and after the Effective Date (a) incur or permit to exist any accumulated funding deficiency within the meaning of Section 302(a)(2) of ERISA or Section 412(a) of the Code, or (b) incur any liability (other than for premiums due but not yet paid) to the Pension Benefit Guaranty Corporation, in either case in connection with any Title IV Plan to which contributions are made by the Company or any member of the Control Group after the Effective Date and which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 4.13.  Limitation on Issuance and Sale of Capital Stock of
               Subsidiaries.

       The Company covenants that it shall not (a) permit any Subsidiary of the Company to issue or sell any Capital Stock in such Subsidiary other than to the Company or a Wholly Owned Subsidiary of the Company or (b) permit any Person other than the Company or a Wholly Owned Subsidiary of the Company to hold any Capital Stock issued after the Effective Date in any Subsidiary of the Company; provided, however, that the Company or any Subsidiary of the Company may sell Common Stock to the extent permitted under Section 4.06; provided, further, that this Section 4.13 shall not be deemed to prohibit the Company or any Subsidiary of the Company from making any Investment (including, without limitation, Investments in a Person such that after giving effect thereto such Person may be a less than wholly owned Subsidiary of the Company) permitted by
Section 4.02.

SECTION 4.14.  Limitation on Fiscal Year Changes.

       The Company covenants that it shall not change its fiscal year end from the last Thursday in each December of each year nor shall it make any change to its corresponding fiscal quarter end; provided, however, that the Company may make a one time change in its fiscal year end to December 31 of each year (a "Fiscal Year Change") so long as (i) its fiscal quarter end is concurrently changed to the last day of each calendar quarter and (ii) the Company gives not less than 5 Business Days prior notice thereof to the Trustee, each Holder and the Collateral Agent. Upon and after the effectiveness of the Fiscal Year Change (if any) and as to all periods after (but not before) such Fiscal Year
Change: (a) the references in Section 4.01(a) to "December 25," "December 26," "December 27," "December 28" and "December 29" shall automatically be deemed to be a reference to "December 31;" and (b) the references in Section 4.01(b) to "December 27," "December 28" and "December 29" shall automatically be deemed to be a reference to "December 31."


                                   ARTICLE 5

                             DEFAULTS AND REMEDIES

SECTION 5.01.  Acceleration.

       If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

               (a) the Company defaults in the payment of any principal of, or Yield-Maintenance Amount with respect to, any Security when the same shall become due, either by the terms thereof or otherwise as provided in this Indenture (pursuant to Sections 3.09(a), 3.09(b), 4.06(e)(3), 9.01(a), 9.01(b) or otherwise) or any note purchase agreement relating thereto; or

               (b) the Company defaults in the payment of any interest on any Security (including, without limitation, payment of any increase in interest pursuant to Section 2.01(c)) for more than 5 Business Days after the date due; or

               (c) the Company or any Subsidiary of the Company defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on the 10.25% Notes, the Second Priority Notes (if any), the Subsequent Second Priority Notes (if any), any loan under the Revolving Credit Agreement, any reimbursement obligations under the Letter of Credit Agreement, any Capital Lease Obligation under the GECC Lease Documents or any other obligation for money borrowed (or any Capital Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit or any obligation to pay or reimburse any Person for any amount paid under any letter of credit, any proposal, bid, performance or other bond, or under any indemnity agreement) beyond any period of grace provided with respect thereto, or the Company or any such Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Company or any such Subsidiary) prior to any stated maturity, provided that, except in respect of the Revolving Credit Agreement, the Letter of Credit Agreement and the GECC Lease Documents, the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Company or any Subsidiary) shall occur and be continuing exceeds $5,000,000; or

               (d) any representation or warranty made by the Company or any Subsidiary of the Company or any Responsible Officer thereof in any writing or statement furnished in connection with or pursuant to this Indenture, the Securities or any other Credit Document shall be false in any material respect on the date as of which made; or

               (e) the Company fails to observe or perform any covenant, condition or agreement contained in Article 4 or Sections 3.09 or 3.10; or

               (f) the Company fails to observe or perform any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the terms of this Indenture or the Securities (other than a covenant, condition or agreement which is specifically dealt with elsewhere in this Section), and such failure continues for 30 days after any Responsible Officer of the Company learns thereof; or

               (g) the Company or any Material Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

               (h) any decree or order for relief in respect of the Company or any Material Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolven-cy, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction; or

               (i) the Company or any Material Subsidiary petitions or applies to any tribunal for, or consents to the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Material Subsidiary, or of any substantial part of its assets or commences a voluntary case under the Bankruptcy Law of any jurisdiction or any proceedings relating to the Company or any such Material Subsidiary under the Bankruptcy Law of any jurisdiction; or

               (j) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Material Subsidiary and the Company or such Material Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

               (k) any order, judgment or decree is entered in any proceedings against the Company or any Material Subsidiary decreeing the dissolution of the Company or any such Material Subsidiary and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

               (l) any order, judgment or decree is entered in any proceedings against the Company or any Material Subsidiary of the Company decreeing a split-up of the Company or such Material Subsidiary, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

               (m) one or more judgments or orders in an aggregate amount in excess of $5,000,000 (net of cash proceeds actually received by, or paid on behalf of, the Company with respect to such judgments or orders) are rendered against the Company or any Subsidiary of the Company and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

               (n) the occurrence of any "Event of Default" (as defined in any Credit Document other than this Indenture) or the breach of any covenant, warranty or agreement set forth in any Credit Document (other than this Indenture or the Securities), which Event of Default or breach continues beyond any period of grace therein provided; or

               (o) the Guaranty Agreement shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability or the Guaranty Agreement, or any guarantor thereunder shall fail to comply with any of the terms or provisions of the Guaranty Agreement or denies that it has any further liability under the Guaranty Agreement, or gives notice to such effect; or

               (p) the Collateral Agent shall cease to possess at any time a valid, first priority (subject to Permitted Liens) perfected Lien in and on any of the Collateral (other than Collateral having a de minimis value); or

               (q)      any Termination Event occurs;

then (1) if such event is an Event of Default specified in clause (h), (i) or
(j) of this Section with respect to the Company, all of the Securities at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to such Security, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company,
(2) if such event is an Event of Default specified in clause (a) or clause (b) of this Section, any Holder of a Security at any time such Event of Default is continuing, at its option, by notice in writing to the Company, may declare all or any part of the Securities owned by such Holder to be, and all such Securities shall thereupon be and become, forthwith due and payable at par together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (3) if such event is an Event of Default other than an Event of Default specified in clause (h), (i) or (j) of this Section with respect to the Company, the Required Holders may at their option, or the Trustee shall upon the written request of the Required Holders, by notice in writing to the Company, declare all of the Securities to be, and all of the Securities shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Security, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

SECTION 5.02.  Other Remedies.

       Notwithstanding any other provision in this Indenture, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by an action at law, suit in equity or other appropriate proceeding to collect the payment of principal of and/or interest and the Yield-Maintenance Amount on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

       The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default or a Default shall not impair the right or remedy or constitute a waiver of or acquiescence in such Event of Default or Default. All available remedies are cumulative to the extent permitted by law.

SECTION 5.03.  Rescission of Acceleration.

       At any time after any or all of the Securities shall have been declared immediately due and payable pursuant to Section 5.01, the Required Holders may, by notice in writing to the Company and the Trustee, rescind and annul such declaration and its consequences (including without limitation, consequences arising pursuant to the Collateral Documents) if (i) the Company shall have paid all overdue interest on the Securities, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Securities which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Securities, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to Section 5.05, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Securities or this Indenture. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

SECTION 5.04.  Notice of Acceleration or Rescission.

       Whenever any Security shall be declared immediately due and payable pursuant to Section 5.01 or any such declaration shall be rescinded and annulled pursuant to Section 5.03, the Company shall forthwith give written notice thereof to the Trustee and to each Holder of each Security at the time outstanding.

SECTION 5.05.  Waiver of Defaults.

       Subject to Section 5.08 and Section 8.02, holders of not less than a majority in aggregate principal amount of the then outstanding Securities by notice to the Trustee may waive any existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of principal or interest and Yield-Maintenance Amount (if any) on any Security; provided, however, that if under the terms of the Intercreditor Agreement the Trustee has agreed that it will not waive any provision of this Indenture without the consent of the "Requisite Working Capital Lenders" (as defined in the Intercreditor Agreement), no such waiver shall be effective unless and until such consent has been given. When a Default or Event of Default is so waived, it is deemed cured and it ceases to exist, but no such waiver shall extend to any subsequent Default or Event of Default or impair any right consequent thereon.

SECTION 5.06.  Control by Majority.

       Holders of a majority in aggregate principal amount of the then outstanding Securities, by notice given to the Trustee, may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it (including, without limitation, taking any action or omitting to take any action under or pursuant to the Intercreditor Agreement or any other Collateral Document). However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of other Holders or would subject the Trustee to personal liability, unless the Trustee is indemnified to its satisfaction against such liability as further provided in Section 6.01(e). The Trustee may take any other action deemed proper by the Trustee and that is not inconsistent with such direction.

SECTION 5.07   Limitation on Suits.

       Except as provided in Section 5.08 and Section 5.01, no Holder (other than a "Significant Holder" (as defined in the Note Agreement)) may pursue any remedy with respect to this Indenture or the Securities unless:

               (1) such Holder gives to the Trustee written notice of a continuing Event of Default;

               (2) Holders of not less than a majority in aggregate principal amount of the then outstanding Securities make a request to the Trustee to pursue the remedy;

               (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

               (4) the Trustee does not comply with the request within 60 days after the receipt of such request and offer of indemnity; and

               (5) prior to or during such 60-day period, the Holders of a majority in aggregate principal amount of the then outstanding Securities do not give the Trustee a direction inconsistent with the request.

       A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 5.08.  Rights of Holders to Receive Payment.

       Subject to the provisions of Section 5.01, and notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, interest on and the Yield-Maintenance Amount (if any) with respect to any Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 5.09.  Collection Suit by Trustee.

       If an Event of Default specified in clause (a)(1) or (a)(2) of Section
5.01 occurs and is continuing, the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders, the whole amount then due and payable on the Securities for principal and interest and Yield-Maintenance Amount (if any), and interest on any overdue principal and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest and any Yield-Maintenance Amount, at the Default Rate, and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

       If the Company fails to pay such amounts forthwith upon such demand, in accordance with the preceding paragraph, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest and Yield-Maintenance Amount (if any) remaining unpaid on the Securities, together with, to the extent that payment of such interest is lawful, interest on overdue principal and interest on overdue installments of interest and Yield-Maintenance Amount (if any), in each case at the Default Rate, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 5.10.  Trustee May File Proofs of Claim.

       In the case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company (or any other obligor upon the Securities), the Securities or the Property of the Company, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by acceleration or otherwise, and irrespective of whether the Trustee shall have made any demand on the Company or any other obligor on the Securities for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise, to file and prove a claim for the whole amount of principal and interest and Yield-Maintenance Amount (if any) owing and unpaid in respect of the Securities, to file such other papers or documents and to participate as a member, voting or otherwise, of any committee of creditors, as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding.

       The Trustee is entitled and empowered to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments, directly to the Holders and to pay to the Trustee any amount due to it for reasonable compensation, expenses, disbursements, advances and other amounts due the Trustee under
Section 6.07.

       Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding, except that the Trustee shall be permitted to participate as a member of any committee of creditors (as set forth in the first paragraph of this Section 5.10).

SECTION 5.11.  Priorities.

       If the Trustee collects any money pursuant to this Article 5, it shall pay out the money in the following order:

               (1) First, to the Trustee for amounts due to it for reasonable compensation, expenses, disbursements, advances and other amounts due to it under Section 6.07;

               (2) Second, to Holders for amounts due and unpaid on the Securities for principal and interest and Yield-Maintenance Amount (if any), ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

               (3)      Third, to the Persons entitled thereto.

       The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 5.11.

SECTION 5.12.  Undertaking for Costs.

       In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted to be taken by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and disbursements, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 5.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 5.01 or Section 5.08, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Securities.


                                   ARTICLE 6

                                    TRUSTEE

SECTION 6.01.  Duties of Trustee.

       (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

       (b)     Except during the continuance of an Event of Default:

        (1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

        (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture but need not verify the accuracy of the contents thereof.

       (c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

        (1) this paragraph shall not limit the effect of paragraph (b) of this Section nor of TIA Section 315(a);

        (2) the Trustee shall not be liable for any error of judgment made by it in good faith, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

        (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the terms of this Indenture.

       (d) Every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section.

       (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense. Notwithstanding anything to the contrary contained elsewhere in this Indenture, the Intercreditor Agreement or any of the Collateral Documents, in the event the Trustee is entitled or required to direct the Collateral Agent to commence an action to foreclose any Mortgage or otherwise exercise its remedies to acquire control or possession of any mortgaged property, the Trustee shall not be required to direct the Collateral Agent to commence any such action or exercise any such remedy if the Trustee has determined in good faith that the Trustee may incur liability under the Environmental Laws as the result of the presence at, or release on or from, the mortgaged property of any toxic or hazardous waste, substance or chemical or any pollutant, contaminant or other substance regulated by any Environmental Law (collectively, "Hazardous Materials") unless the Trustee has received security or indemnity in an amount and in a form all satisfactory to the Trustee in its sole discretion, protecting the Trustee from all such liability.

       (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

       (g) No provision of this Indenture shall require the Trustee to expend or risk any of its own funds or incur any liability other than as expressly assumed by the Trustee hereunder unless it receives indemnity satisfactory to it against loss, liability, cost or expense.

       (h) Except as otherwise set forth in Article 7, the Trustee or a Paying Agent shall, after deduction of amounts due to it, promptly pay any money received by it to the Holders of the Securities pursuant to the terms of this Indenture.

       (i) In no event shall the Trustee be required to take any action to preserve or realize on the Collateral unless the Trustee receives indemnity satisfactory to it against costs, expenses and liabilities related thereto. In no event shall the institution serving as Trustee be required to provide any indemnity to the Collateral Agent payable personally by such institution.

SECTION 6.02.  Rights of Trustee.

       (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document. The Trustee may conclusively rely as to the identity and addresses of Holders and other matters contained therein on the register of the Securities maintained by the Registrar pursuant to Section 2.03 and shall not be affected by notice to the contrary.

       (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and an Opinion of Counsel and may make such other investigation as it deems appropriate. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on any Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own choosing and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

       (c) The Trustee may act through Trust Officers and other agents or attorneys and shall not be responsible for the misconduct or negligence of any Trust Officer or other agent or attorney appointed with due care.

       (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, provided that the Trustee's conduct does not constitute negligence or bad faith.

       (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by a Responsible Officer of the Company.

SECTION 6.03.  Individual Rights of Trustee.

       The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. The Trustee, however, is subject to Sections 6.10 and 6.11.

SECTION 6.04.  Trustee's Disclaimer.

       The Trustee makes no representation as to the legality, validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, or any money paid to the Company or upon the Company's direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement in the Securities other than its authentication or for any statement of the Company in this Indenture. Without limiting the foregoing, the Trustee makes no representation as to the legality, validity or adequacy of any Collateral Documents or as to the creation, perfection or priority of any Lien purported to be granted thereunder. The Trustee shall have no obligation to review the content of any financial statements filed by the Company with the Trustee, including, without limitation, for the purpose of monitoring compliance by the Company with its financial covenants, as to which the Trustee shall have no responsibility.

SECTION 6.05.  Notice of Defaults.

       If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall give each Holder notice of the Default or Event of Default within 90 days after it occurs, unless such Default or Event of Default shall have been cured or waived. Except in the case of a Default or Event of Default in payment on any Security, the Trustee may withhold notice if and for so long as its Board of Directors, executive committee or a trust committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interests of Holders. The notices provided for in this Section 6.05 shall be given in the manner and to the extent provided in TIA Section 313(c).

SECTION 6.06.  Reports by Trustee to Holders.

       This Section 6.06 shall not be operative as a part of this Indenture until this Indenture is qualified under the TIA and, until such qualification, this Indenture shall be construed as if this Section 6.06 were not contained therein. Within 60 days after each May 15 following the date of this Indenture, the Trustee shall mail to Holders and the Company a brief report dated as of such date that complies with TIA Section 313 (a); provided, however, that if no event described in TIA Section 313 (a) has occurred within the previous twelve (12) months then no report need be transmitted. The Trustee shall also comply with TIA Section 313(c) and transmit all reports required by TIA Section 313(b).

       A copy of each such report shall be filed, at the time of its mailing to Holders, with the SEC and each stock exchange, if any, on which the Securities are listed. The Company shall notify the Trustee when the Securities are listed on any stock exchange or any delisting thereof.

SECTION 6.07.  Compensation and Indemnity.

       The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation relating to the trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it in the performance of its rights and obligations hereunder. Such expenses shall include the reasonable compensation, disbursements and out-of-pocket expenses of the Trustee's Trust Officers, other agents, accountants, experts and counsel. Such expenses shall also include any taxes or other reasonable costs incurred by any trust created under Section 7.01.

       The Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability or expense incurred by it in connection with the administration of this trust (including any duties pursuant to Section 7.01 hereof) and its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder and any liability, costs or expenses of indemnifying the Collateral Agent pursuant to the Intercreditor Agreement. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

       To secure the Company's payment obligations in this Section 6.07, the Trustee shall have a Lien prior to the Securities on all money or Property held or collected by the Trustee (including any amounts held pursuant to Section
7.01 hereof), except money or Property held in trust to pay principal of or interest on particular Securities. Such Lien shall survive the satisfaction and discharge of this Indenture.

       The Company's obligations under this Section 6.07 and any Lien arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to Article 7 and/or the termination of this Indenture.

       When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Sections 5.01(h), (i) or (j), such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

       Without limiting the foregoing in any way, the Company shall also indemnify the Trustee for, and hold it harmless against, any loss or liability incurred by the Trustee (including reasonable attorneys' and consultants' fees and court costs) arising from or relating to any Environmental Laws or Hazardous Materials concerning any mortgaged property or any breach or alleged breach by the Company of any representation, warranty or covenant in this Indenture or any Collateral Document relating to environmental matters.

SECTION 6.08.  Replacement of Trustee.

       A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 6.08. The Trustee may resign at any time. The Holders of a majority in aggregate principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company. If:

               (1) the Trustee fails or ceases to comply with Section 6.10 after written request by the Company or any Holder who has been a bona fide holder of a Security for at least six months;

               (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

               (3) a Custodian or public officer takes charge of the Trustee or its Property; or

               (4)      the Trustee becomes incapable of acting,

then, in any such case, (i) the Company, by resolution of the Board of Directors, may remove the Trustee, or (ii) subject to TIA Section 315(e), a Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

       If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

       If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring

Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

       The Company shall give notice to the Holders of each removal or resignation of a Trustee and appointment of a successor Trustee.

       A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately thereafter, subject to the Lien provided in Section 6.07, the retiring Trustee shall transfer all Property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all of the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall give a notice of its succession to each Holder.

       Notwithstanding the replacement of the Trustee pursuant to this Section 6.08, the Company's obligations under Section 6.07 hereof shall continue for the benefit of the retiring Trustee in connection with its rights and duties hereunder prior to such replacement.

       No successor Trustee shall accept its appointment unless it shall be qualified and eligible under this Article.

SECTION 6.09.  Successor Trustee by Merger, etc.

       If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee if such successor corporation complies with Section 6.10.

SECTION 6.10.  Eligibility; Disqualification.

       This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall always have a combined capital and surplus of at least $50,000,000. The Trustee is subject to TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. Neither the Company nor any Person directly or indirectly controlling, controlled by, or under common control with the Company shall serve as Trustee.

SECTION 6.11.  Preferential Collection of Claims Against Company.

       This Indenture and Trustee are subject to, and the Trustee shall at all times comply with, TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or has been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 7

                             DISCHARGE OF INDENTURE

SECTION 7.01.  Termination of Company's Obligations.

       The Company may terminate, and shall be discharged from, all its obligations under the Securities and this Indenture (except those obligations of the Company referred to in Sections 6.07, 7.03 and 7.04, which shall survive) when all Securities previously authenticated and delivered (other than mutilated, destroyed, lost or stolen Securities which have been replaced or paid or Securities for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 7.03) have been delivered to the Trustee for cancellation and the Company has paid to all Holders all sums payable by it hereunder and under the Securities.

SECTION 7.02.  Application of Trust Money.

       The Paying Agent shall hold in trust all money deposited with it for payment to Holders, and shall apply the deposited money in accordance with this Indenture to the payment of principal of and interest and Yield-Maintenance Amount (if any) on the Securities.

SECTION 7.03.  Repayment to Company.

       Subject to applicable laws relating to the escheat of deposits, the Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money held by them at any time.

       Subject to applicable laws relating to the escheat of deposits, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest on Securities that remains unclaimed for two years after the date upon which such payment shall have come due; provided, however, that the Trustee or such Paying Agent shall, upon the written request and at the expense of the Company, cause to be published once in a newspaper of general circulation in The City of New York or mailed to each Holder entitled to such money, notice that such money remains unclaimed and that, after a date specified therein, which date shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

SECTION 7.04.  Reinstatement.

       If the Paying Agent is unable to apply any money in accordance with Sections 7.01 and 7.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.01 until such time as the Paying Agent is permitted to apply all such money in accordance with Section 7.01; provided, however, that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Paying Agent.

                                   ARTICLE 8

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 8.01.  Without Consent of Holders.

       The Company, when duly authorized by a resolution of its Board of Directors, and the Trustee may amend or supplement this Indenture or the Securities for the benefit of the Holders without notice to or consent of any
Holder:

               (1)      to cure any ambiguity, defect or inconsistency;

               (2)      to comply with Section 4.05;

               (3) to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA, as contemplated by Section 12.01 or otherwise; or

               (4) to evidence the acceptance of appointment by a successor Trustee.

       Notwithstanding the foregoing, the Company and the Trustee may not amend or supplement this Indenture in any manner that adversely affects the rights of any Holder. After an amendment under this Section becomes effective, the Company shall give Holders a notice briefly describing the amendment.

SECTION 8.02.  With Consent of Holders.

       Subject to Section 5.08, the Company, when duly authorized by a resolution of its Board of Directors, and the Trustee may amend this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Securities; provided, however, that if under the terms of the Intercreditor Agreement the Trustee has agreed that it will not amend this Indenture without the consent of the "Requisite Working Capital Lenders" (as defined in the Intercreditor Agreement), no such amendment shall be effective unless and until such consent has been given. Subject to Sections 5.05 and 5.08, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive future compliance in a particular instance by the Company with any provision of this Indenture or the Securities.

       Notwithstanding the provisions of this Section 8.02, without the written consent of each Holder affected thereby, an amendment or waiver, including a waiver pursuant to Section 5.05, may not:

               (1) reduce the amount of Securities whose Holders must consent to an amendment or waiver of any provision of this Indenture;

               (2) reduce the rate of or change the method of calculation, the time for payment or the manner of payment of interest or Yield-Maintenance Amount on any Security;

               (3) reduce the principal of or change the Stated Maturity of any Security, or change the date on which any Security may be subject to redemption or reduce the Redemption Price therefor;

               (4) make any Security payable in money other than that stated in the Security;

               (5)      make any change in Sections 3.09(a), 3.09(b), 5.01(2),
       5.05 or 5.08 or in this Section 8.02 or the definitions of "Change of Control" or "Excess Cash Flow";

               (6) waive a Default in the payment of the principal of, interest on or redemption payment under any Security; or

               (7) affect the rankings or with respect to the Collateral, the priority of the Securities, in each case in a manner adverse to the Holders.

       To secure a consent of the Holders under this Section, it shall not be necessary for the Holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

       After an amendment or waiver under this Section 8.02 becomes effective, the Company shall give to all Holders affected thereby and to the Trustee a notice briefly describing the amendment or waiver. Any failure by the Company to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture. Upon the request of the Company accompanied by a copy of a resolution of the Board of Directors of the Company authorizing the execution of any such supplemental indenture and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture.

SECTION 8.03.  Compliance with Trust Indenture Act.

       Every amendment to this Indenture or the Securities shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

SECTION 8.04.  Effect of Supplemental Indentures.

       Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 8.05.  Notation on or Exchange of Securities.

       Upon the Company's request, the Trustee shall place an appropriate notation (to be provided by the Company) about an amendment or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may execute and issue and the Trustee shall authenticate new Securities that reflect the amendment or waiver.

SECTION 8.06.  Trustee Protected.

       The Trustee shall sign all amendments, supplemental indentures and waivers, except that the Trustee need not sign any supplemental indenture that adversely affects its rights. In signing or refusing to sign such amendment, supplemental indenture or waiver, the Trustee shall be entitled to receive and, subject to Section 6.01, shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment, supplemental indenture or waiver is authorized or permitted by this Indenture, that it is not inconsistent herewith, that all conditions precedent to the execution thereof have been met, that it will be valid and binding upon the Company in accordance with its terms and that, after the execution thereof, the Company will not be in Default and no Event of Default will have occurred and be continuing.

SECTION 8.07.  Record Date.

       The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any supplemental indenture, agreement or instrument or any waiver or any other action by vote or consent authorized or permitted under this Indenture, and shall promptly notify the Trustee of any such record date. If a record date is fixed, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to vote or consent to such supplemental indenture, agreement or instrument or waiver or such other action or to revoke any vote or consent previously given, whether or not such Persons continue to be Holders after such record date. No such vote or consent shall be valid or effective for more than 90 days after such record date.

                                   ARTICLE 9

                                  REDEMPTIONS

SECTION 9.01.  Mandatory and Optional Redemptions; Notice to Trustee.

       (a) The Company shall redeem, on June 15, 1999 (the "Mandatory Redemption Date"), Securities in the principal amount of $80,000,000 (or, if less, the aggregate principal amount of all Securities then outstanding) at a price (the "Mandatory Redemption Price") equal to 100% of the principal amount thereof plus accrued and unpaid interest to June 15, 1999. The Mandatory Redemption Price shall be due and payable on June 15, 1999. Except to the extent otherwise provided in paragraph 7A of the Note Agreement, upon surrender to the Paying Agent of the Securities to be so redeemed, the Paying Agent shall pay the Holder thereof the Mandatory Redemption Price.

               (b) (i) The Company may redeem (an "Optional Redemption") all or any portion of the Securities at any time after the Effective Date at a price (the "Optional Redemption Price") equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the Optional Redemption Date and plus the Yield-Maintenance Amount, if any, with respect to the Securities to be so redeemed. Except to the extent otherwise provided in paragraph 7A of the Note Agreement, upon surrender to the Paying Agent of the Securities to be so redeemed, the Paying Agent shall pay the Holder thereof the Optional Redemption Price.

               (ii) If the Company elects to redeem Securities pursuant to the immediately foregoing paragraph (b) of this Section 9.01, it shall give the Trustee written notice, as set forth below, of the date fixed by the Company for such redemption (the "Optional Redemption Date") and the principal amount of Securities to be redeemed.

               (iii) The Company shall give notice to the Trustee by an Officers' Certificate certifying resolutions of its Board of Directors authorizing the Optional Redemption and that such redemption is being made in accordance with this Indenture and the Securities. The Company shall give such notice at least 45 days but not more than 60 days before the Optional Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

SECTION 9.02.  Pro Rata Allocation of the Securities to be Redeemed.

       If less than all of the outstanding Securities are to be redeemed under
Section 9.01(a) or 9.01(b), the principal amount so redeemed shall be allocated to all Securities at the time outstanding (including, for the purpose of this Section 9.02 only, all Securities purchased on the open market or otherwise purchased, redeemed, acquired or retired by the Company or any of its Subsidiaries or Affiliates other than by redemption pursuant to Sections 4.06, 9.01(a) or (b)) in proportion to the respective outstanding principal amounts thereof. In any proration pursuant to this Section, the Company shall, in good faith, make such adjustments, reallocations and eliminations as shall be necessary to the end that the principal amount of Securities so prorated shall be $1,000 or a multiple thereof, by increasing or decreasing or eliminating the amount which would be allocable to any Holder on the basis of exact proportion by an amount not exceeding $1,000. Provisions of this Indenture that apply to Securities called for redemption shall also apply to portions of Securities called for redemption.

SECTION 9.03.  Notice of Redemption.

       At least 30 but not more than 60 days before a Redemption Date, the Company shall give a notice of redemption to each Holder whose Securities are to be redeemed.

       The notice shall identify the Securities to be redeemed and shall state:

               (1) the Section of this Indenture pursuant to which such redemption is to be made;

               (2)      the Redemption Date;

               (3) the aggregate principal amount to be redeemed, the amount of accrued interest, if any, thereon to be paid and whether a Yield-Maintenance Amount is to be paid;

               (4)      the name and address of the Paying Agent;

               (5) that the Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price, except to the extent otherwise provided in paragraph 7A of the Note Agreement;

               (6) that, unless the Company defaults in making the redemption payment, interest on the Securities called for redemption ceases to accrue on and after the specified Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price upon surrender (except to the extent otherwise provided in paragraph 7A of the Note Agreement to the Trustee or the Paying Agent of the Securities;

               (7) if any Security is being redeemed in part, the portion of the principal amount (equal to $1,000 or any integral multiple thereof) of such Security to be redeemed and that, on or after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued; and

               (8)      the CUSIP number of the Securities, if any, pursuant to
       Section 2.13.

       At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense. In such event, the Company shall provide the Trustee with the information required by clauses (1),
(2), (3), (6), (7) and (8) above.

SECTION 9.04.  Effect of Notice of Redemption.

       Once notice of redemption is mailed (after the Trustee has received the notice provided for in Section 9.01(d)), the Securities or portion thereof called for redemption become due and payable on the Redemption Date and at the Redemption Price and shall cease to bear interest from and after the Redemption Date (unless the Company shall fail to make payment of the Redemption Price on the Redemption Date). Except to the extent otherwise provided in paragraph 7A of the Note Agreement, upon surrender to the Paying Agent such Securities or portion thereof shall be paid at the Redemption Price to the Redemption Date but interest installments whose maturity is on or prior to the Redemption Date will be payable to the Holder of record at the close of business on the relevant record dates referred to in the Securities.

SECTION 9.05.  Deposit of Redemption Price.

       Except to the extent otherwise provided in paragraph 7A of the Note Agreement, on or prior to 10:00 a.m. New York City time, on each Redemption Date, the Company shall deposit with the Trustee or Paying Agent (or if the Company, or a Subsidiary or an Affiliate of the Company, acts as Paying Agent, such Paying Agent shall segregate and hold in a separate trust fund for the sole benefit of the Holders) money, in federal or other immediately available funds, sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

       So long as the Company complies with the preceding paragraph, (or, paragraph 7A of the Note Agreement, as applicable) interest on the Securities or portion thereof to be redeemed on the applicable Redemption Date shall cease to accrue and such Securities or portions thereof shall be deemed not to be entitled to any benefit under this Indenture except to receive payment of the Redemption Price. If any Security called for redemption shall not be so paid upon surrender for redemption because of failure of the Company to comply with the preceding paragraph (or, as applicable, a failure to comply with paragraph 7A of the Note Agreement), interest will be paid from the Redemption Date until such principal is paid on the unpaid principal and, to the extent permitted by law, any unpaid Yield-Maintenance Amount and unpaid interest, in each case at the Default Rate. The Paying Agent shall return to the Company any money not required for making payments required hereunder.

SECTION 9.06.  Securities Redeemed in Part.

       Upon surrender of a Security that is redeemed in part, the Company shall execute and issue and the Trustee shall authenticate a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

SECTION 9.07.  Partial Redemptions.

       Redemptions made by the Company pursuant to the terms of this Indenture, other than Section 9.01(a), shall not in any way reduce or otherwise limit the aggregate principal amount of the Securities to be redeemed on June 15, 1999 pursuant to Section 9.01(a). The Company may not credit previously acquired Securities to satisfy any of its obligations under Section 9.01(a).

                                   ARTICLE 10

                              MEETINGS OF HOLDERS

SECTION 10.01.  Purposes for Which Meetings May Be Called.

       A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 10 for any of the following purposes:

               (a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee (including, without limitation, in connection with the Intercreditor Agreement), or to waive or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 5;

               (b) to remove the Trustee or appoint a successor Trustee pursuant to the provisions of Article 6;

               (c) to consent to an amendment, supplement or waiver pursuant to the provisions of Section 8.02; or

               (d) to take any other action (i) authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securities under any other provision of this Indenture, or authorized or permitted by law or (ii) which the Trustee deems necessary or appropriate in connection with the administration of this Indenture.

SECTION 10.02.  Manner of Calling Meetings.

       The Trustee may at any time call a meeting of Holders to take any action specified in Section 10.01, to be held at such time and at such place in The City of New York, New York or elsewhere as the Trustee shall determine. Notice of every meeting of Holders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed by the Trustee, first-class postage prepaid, to the Company and to the Holders at their last addresses as they shall appear on the registration books of the Registrar not less than 10 nor more than 60 days prior to the date fixed for a meeting.

       Any meeting of Holders shall be valid without notice if the Holders of all Securities then outstanding are present in person or by proxy, or if notice is waived before or after the meeting by the Holders of all Securities outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

SECTION 10.03.  Call of Meetings by Company or Holders.

       In case at any time the Company, pursuant to a resolution of its Board of Directors, or the Holders of not less than 10% in aggregate principal amount of the Securities then outstanding shall have requested the Trustee to call a meeting of Holders to take any action specified in Section 10.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or the Holders of Securities in the amount above specified may determine the time and place in The City of New York, New York or elsewhere for such meeting and may call such meeting for the purpose of taking such action, by mailing or causing to be mailed notice thereof as provided in Section 10.02, or by causing notice thereof to be published at least once in each of two successive calendar weeks (on any Business Day during such week) in a newspaper or newspapers printed in the English language, customarily published at least five days a week of a general circulation in The City of New York, New York, the first such publication to be not less than 10 nor more than 60 days prior to the date fixed for the meeting.

SECTION 10.04.  Who May Attend and Vote at Meetings.

       To be entitled to vote at any meeting of Holders, a person shall (a) be a registered Holder of one or more Securities, or (b) be a person appointed by an instrument in writing as proxy for the registered Holder or Holders of Securities. The only persons who shall be entitled to be present or to speak at any meeting of Holders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its respective counsel.

SECTION 10.05. Regulations May Be Made by Trustee; Conduct of the Meeting;
               Voting Rights; Adjournment.

       Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any action by or any meeting of Holders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, aid submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think appropriate. Such regulations may fix a record date and time for determining the Holders of record of Securities entitled to vote at such meeting, in which case those and only those persons who are Holders of Securities at the record date and time so fixed, or their proxies, shall be entitled to vote at such meeting whether or not they shall be such Holders at the time of the meeting.

       The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 10.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Securities represented at the meeting and entitled to vote.

       At any meeting each Holder or proxy shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Securities challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman may adjourn any such meeting if he is unable to determine whether any Holder or proxy shall be entitled to vote at such meeting. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 10.02 or Section 10.03 may be adjourned from time to time by vote of the Holders of a majority in aggregate principal amount of the Securities represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.

SECTION 10.06.  Voting at the Meeting and Record to Be Kept.

       The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the principal amount of the Securities voted by the ballot. The permanent chairman of the meeting shall appoint two inspectors of votes, who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that such notice was mailed as provided in Section 10.02 or published as provided in Section 10.03. The record shall be signed and verified by the affidavits of the permanent chairman and the secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

       Any record so signed and verified shall be conclusive evidence of the matters therein stated.

SECTION 10.07. Exercise of Rights of Trustee or
               Holders May Not Be Hindered or Delayed by Call of Meeting.

       Nothing contained in this Article 10 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Securities.

                                   ARTICLE 11

                           CERTAIN COLLATERAL MATTERS

SECTION 11.01.  Collateral Documents.

       In order to secure the due and punctual payment of the principal of, interest on and Yield-Maintenance Amount (if any) with respect to the Securities when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Securities and performance of all other obligations of the Company to the Holders or the Trustee under this Indenture and the Securities and of the Subsidiary Guarantors under the Guaranty Agreement, according to the terms hereunder or thereunder, the Company and the Subsidiary Guarantors have entered into the Collateral Documents and have made an assignment and pledge of their respective rights, title and interests in and to the Collateral to the Collateral Agent pursuant to the Collateral Documents and provided for the benefit and security of the parties secured under the Collateral Documents to the extent therein provided. Each Holder of a Security, by its acceptance thereof, consents and agrees to the terms of the Collateral Documents and the Intercreditor Agreement (including, without limitation, the provisions providing for foreclosure and release of Collateral and indemnification of the Collateral Agent) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs the Trustee to enter into, and perform its obligations under, the Intercreditor Agreement. The Company will deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Collateral Documents, and will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Documents and the Collateral Agent to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral contemplated hereby, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby, according to the intent and purposes herein expressed. The Trustee shall promptly (and in any event within one (1) Business Day) foreward to the Collateral Agent any and all instructions received by the Trustee from any Holder for the purpose of being forwarded to the Collateral Agent in connection with the Intercreditor Agreement and matters contemplated thereby (such instructions to be provided to the Collateral Agent in the same manner received by the Trustee (e.g., by facsimile transmission)).

SECTION 11.02.  Recording and Opinions.

       With respect to (a) below, promptly after the Effective Date and, with respect to (b) below, upon qualification of this Indenture under the TIA, the Company shall furnish to the Trustee and the Collateral Agent:

               (a) promptly after the execution and delivery of this Indenture an Opinion of Counsel either (i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, the Collateral Documents, the financing statements or other instruments necessary to make effective the lien intended to be created by the Collateral Documents, and reciting with respect to the security interests in the Collateral, the details of such action, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such lien effective; and

               (b) within 30 days after June 1 in each year beginning June 1, 1996, an Opinion of Counsel, dated as of such date, either (i) (1) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re- recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the lien of the Collateral Documents and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given and (2) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date fully to preserve and protect the rights of the Holders, the Collateral Agent and the Trustee hereunder and under the Collateral Documents with respect to the security interests in the Collateral, or (ii) stating that, in the opinion of such Counsel, no such action is necessary to maintain such lien and assignment.

SECTION 11.03.  Certificates of the Company.

       At all times after qualification of this Indenture under the TIA, the Company will furnish to the Trustee:

               (a) within 15 days after the end of each year ended on December 31, and each calendar quarter ended June 30 in each year beginning with the calendar quarter ending June 30, 1995, a certificate from an officer stating that all dispositions of inventory (as defined in the New York Uniform Commercial Code) and all collections of accounts receivable during such period (other than any such transaction as to which subclauses (i) and

       (ii) of clause (b) below were complied with) were made in the ordinary course of business or as otherwise permitted herein and that all proceeds therefrom were used by the Company and its Subsidiaries in the ordinary course of its business or otherwise as permitted herein; and

               (b) prior to each proposed release of Collateral pursuant to the Collateral Documents other than by reason of transactions referred to in the preceding clause (a), (i) all documents required by TIA Section 314(d) and an Opinion of Counsel to the effect that such accompanying documents constitute all documents required by TIA Section 314(d) or (ii) an Opinion of Counsel to the effect that TIA Section 314(d) does not apply to such proposed release of Collateral and no delivery of documents thereunder is required. In connection with clause
       (i) above, the Trustee may, to the extent permitted by Sections 6.01 and
       6.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such instruments.

SECTION 11.04. Authorization of Receipt of Funds by the Trustee Under the
               Collateral Documents.

       The Trustee is authorized to receive any funds for the benefit of Holders distributed under the Intercreditor Agreement, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

                                   ARTICLE 12

                                 MISCELLANEOUS

SECTION 12.01.  Trust Indenture Act Controls.

       If any provision of this Indenture limits, qualifies, or conflicts with another provision that is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 12.02.  Notices.

       All notices and communications to the Company or the Trustee shall be in writing and shall be duly given if delivered in Person or mailed by first class mail, postage prepaid, to the following addresses or transmitted by the telecopier and confirmed by overnight courier guaranteeing next day delivery:

       The Company's address is:

               Envirodyne Industries, Inc.
               701 Harger Road, Suite 190
               Oak Brook, Illinois 60521
               Telephone:  (708) 575-2400
               Telecopier: (708) 571-0959
               Attention: President

       The Trustee's address is:

               Shawmut Bank Connecticut, National Association,
                 as Trustee
               777 Main Street - MSN 238
               Hartford, Connecticut 06115
               Attention: Corporate Trust Administration

       The Company or the Trustee by notice to the other, may designate additional or different addresses for subsequent notices or communications.

       All notices and communications to a Holder shall be in writing and shall be mailed by first class mail, postage prepaid, to the Holder's address shown on the register kept by the Registrar; provided, that items required under the TIA to be sent to Holders in compliance with TIA Section 313(c) shall be mailed to Holders in compliance with such section. Failure to mail a notice or a communication to a Holder or any defect in any notice given to a Holder shall not affect the sufficiency of such notice with respect to other Holders.

       If a notice or communication is delivered or mailed to a Holder in the manner provided above within the time prescribed, it is duly given, whether or not the Holder receives it.

       If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.03.  Communication by Holders with Other Holders.

       Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Trustee shall comply with the provisions of TIA Section 312(b). The Company, any other obligor on the Securities, the Trustee, the Registrar and any agent of any of them shall have the protection of TIA Section 312(c).

SECTION 12.04. Certificate and Opinion as to Conditions Precedent.

       Upon any request or application by the Company or other obligor on the Securities to the Trustee to take any action under this Indenture, the Company or such other obligor shall furnish to the Trustee:

       (a) an Officers' Certificate reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with;

       (b) an Opinion of Counsel reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with and that such action or inaction is in compliance with applicable law; and

       (c) other than for the initial request by the Company to the Trustee to authenticate and issue the Securities, an Accountants' Certificate stating that, in the opinion of such accountant, such action may be taken under this Indenture without the occurrence of a Default or Event of Default pursuant to Sections 4.01, 4.02, 4.03, 4.05, and 4.06.

SECTION 12.05.  Statements Required in Certificate or Opinion.

       Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

               (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an opinion of counsel may rely on Officers' Certificates, Accountants' Certificates or certificates of public officials unless such counsel knows, or in the exercise of reasonable care should know, that the Officers' Certificate, Accountants' Certificate or certificate of public official with respect to such matters is erroneous.

SECTION 12.06.  Rules by Trustee and Agents.

       The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.07.  Legal Holidays.

       A "Legal Holiday" is a Saturday, a Sunday or any day on which banking institutions in the Borough of Manhattan, City of New York, or Hartford, Connecticut, are not required to be open. If a payment date is a Legal Holiday at the place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 12.08.  No Recourse Against Others.

       The Securities and the obligations of the Company under this Indenture are solely obligations of the Company and no past, present or future officer, director, employee or stockholder, as such, of the Company or any Surviving Corporation shall be liable for any failure by the Company to perform any of its obligations hereunder or pursuant to the Securities.

SECTION 12.09.  Benefits of Indenture.

       Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 12.10.  Duplicate Originals.

       The parties may sign any number of copies of this Indenture. one signed copy is sufficient to prove this Indenture.

SECTION 12.11.  Governing Law.

       The internal laws of the State of New York shall govern this Indenture and the Securities without regard to principles of conflicts of law.

SECTION 12.12.  No Adverse Interpretation of Other Agreements.

       This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.13.  Successors.

       All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 12.14.  Severability.

       In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.15.  Table of Contents, Headings, etc.

       The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 12.16.  Independence of Covenants.

       All covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not (i) avoid the occurrence of a Default or an Event of Default if such action is taken or such condition exists or (ii) in any way prejudice an attempt by the Trustee or a Holder to prohibit (through equitable action or otherwise) the taking of any action by the Company or a Subsidiary of the Company which would result in any Event of Default or Default.

SECTION 12.17. Notice of Note Agreement Amendment, Etc.

       The Company shall promptly notify the Trustee in writing of any amendment, supplement or other modification to the Note Agreement affecting the rights or obligations of the Trustee under this Indenture and provide to the Trustee, upon its request, a copy of any such amendment, supplement or modification certified in an Officers' Certificate as being a true and complete copy. Without limiting Section 6.02(b), the Company further agrees (i) to provide to the Trustee such information as the Trustee may reasonably request with respect to payments on the Securities to be made directly by the Company pursuant to paragraph 7A of the Note Agreement, and (ii) not to amend, supplement or modify paragraph 7A or paragraph 7F of the Note Agreement to impose obligations upon the Trustee without the Trustee's prior written consent.

                                                 SIGNATURES

                                                 ENVIRODYNE INDUSTRIES, INC.

Dated:  June 20, 1995


                                                 By: __________________________
                                                 Name: Stephen M. Schuster
                                                 Title: Vice President



Attest:


_________________________
Name:  Gordon S. Donovan
Title: Assistant Secretary

                                                 SHAWMUT BANK CONNECTICUT,
                                                 NATIONAL ASSOCIATION,
                                                 as Trustee

Dated:  June 20, 1995


                                                 By: __________________________
                                                 Name:  Vito J. Iacovazzi
                                                 Title: Vice President

                                                                     Exhibit A-1
No. __________                                                      $___________

                               (Face of Security)

                          [FORM OF SERIES A SECURITY]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1993, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES
ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO ENVIRODYNE INDUSTRIES, INC. (THE "COMPANY") OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.
IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.





                                     A-1-1

                          ENVIRODYNE INDUSTRIES, INC.

                    Incorporated under the laws of the State
                                  of Delaware

           12% First Priority Senior Secured Note Due 2000, Series A

       ENVIRODYNE INDUSTRIES, INC. promises to pay to _____________ or registered assigns the principal sum of ___________________ Dollars on June 15, 2000 and to pay interest thereon semi-annually in arrears at the rate of 12% per annum on December 15 and June 15 of each year until the principal hereof is paid or made available for payment. Payment of principal and interest shall be made in the manner and subject to the terms set forth in provisions appearing on the reverse hereof, which provisions, in their entirety, shall for all purposes have the same effect as if set forth at this place.

       Pursuant to the Guaranty Agreement, the payment of principal of and interest hereon is unconditionally guaranteed by each of the Subsidiary Guarantors.

       To the extent set forth in the Collateral Documents, payment hereon is secured, on an equal and ratable basis with all other Securities by a valid, perfected security interest in the Collateral, the terms of which security interests are more fully set forth in the Collateral Documents.

       This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereof shall have been signed by or on behalf of the Trustee under the Indenture referred to on the reverse side hereof.

       IN WITNESS WHEREOF, ENVIRODYNE INDUSTRIES, INC. has caused this instrument to be executed in its corporate name by the manual or facsimile signature of its President or a Vice President and attested by its Secretary or an Assistant Secretary.

                                        ENVIRODYNE INDUSTRIES, INC.


                                        By ____________________________________

Attest: ___________________________
                                                          [SEAL]





                                     A-1-2

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]


       This is one of the First Priority Senior Secured Notes Due 2000 issued under the Indenture mentioned in this Note.

Dated: __________________________

                                                  _____________________________
                                                  as Trustee

                                                  By __________________________
                                                       Authorized Signatory





                                     A-1-3

                               (Back of Security)

                          ENVIRODYNE INDUSTRIES, INC.

           12% First Priority Senior Secured Note Due 2000, Series A


       1. Interest and Principal Payments. ENVIRODYNE INDUSTRIES, INC., a Delaware corporation (the "Company", which term shall include its permitted successors and assigns), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company shall pay interest semi-annually in arrears on December 15 and June 15 of each year, commencing December 15, 1995. Interest on the Securities shall accrue from the most recent date on which interest has been paid or, if no interest has been paid, from June 20, 1995. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

       The Company shall pay the principal amount of this Security on June 15, 2000. The Company shall pay interest on overdue principal at the Default Rate per annum and interest on overdue installments of interest and Yield-Maintenance Amount, to the extent lawful, at the same rate.

       Interest on the Securities shall automatically be increased (and, if applicable, thereafter automatically decreased but in any event not below the original rate of interest) as and to the extent required pursuant to the terms of Section 6 of the Registration Rights Agreement.

       2. Method of Payment. The Company shall pay interest on the Securities (except interest on overdue interest) to the Persons who are registered Holders of Securities at the close of business on the regular record date, which shall be the December 1 and June 1, as the case may be, next preceding the interest payment date even though Securities are cancelled after the record date and on or before the interest payment date. Any such interest not so punctually paid or duly provided for, and any interest payable on such overdue interest (to the extent lawful), shall forthwith cease to be payable to the Holder on such regular record date and shall be payable to the Person in whose name this Security is registered at the close of business on a special record date for the payment of such interest on overdue interest to be fixed by the Company, notice of which shall be given to Holders not less than 15 days prior to such special record date. The Company shall pay principal, Yield-Maintenance Amount (if any), and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, interest and any Yield-Maintenance Amount by check payable in such money. Payment of principal, interest and any Yield-Maintenance Amount shall be made at the office of the Paying Agent. Holders must surrender Securities to a Paying Agent to





                                     A-1-4
collect principal payments. However, the Company may mail an interest check to a Holder's address then appearing in the register of Securities maintained by the Registrar pursuant to the Indenture. Notwithstanding the foregoing, (a) the Company shall pay or cause to be paid all amounts payable with respect to Restricted Securities or non-DTC eligible Securities by wire transfer of immediately available federal funds to the account of the Holders of the Securities and (b) the Company shall pay or cause to be paid all amounts payable with respect to Securities issued pursuant to the Note Agreement as provided in the Note Agreement with respect thereto.

       3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to any Holder. The Company or a Subsidiary of the Company or any Affiliate of any of them may act in any such capacity.

       4. Indenture. The Company has issued the Securities under an Indenture dated as of June 20, 1995 (the "Indenture") between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 ("TIA") as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA and thereafter as in effect on the date the Indenture is qualified under the TIA. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. Unless otherwise defined herein, all capitalized terms shall have the meanings assigned to them in the Indenture.

       5. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples thereof. A Holder may register, transfer or exchange Securities as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

       6.      Mandatory and Optional Redemption.

               (a) The Company may optionally redeem the Securities as a whole or in part from time to time at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the Redemption Date and plus an amount equal to the Yield-Maintenance Amount, if any, with respect to the Securities to be so redeemed.





                                     A-1-5

                        Notice of such redemption will be mailed by first class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed, at his registered address as it shall appear upon the register of Securities maintained by the Registrar. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. On and after the Redemption Date interest ceases to accrue on Securities or portions thereof called for redemption.

                        If less than all the Securities are to be redeemed, the Trustee shall select the particular Securities to be redeemed as set forth in the Indenture.

                        (b) The Securities shall be subject to mandatory redemption as set forth in Section 4.06 and Section 9.01(a) of the Indenture.

       7. Persons Deemed Owners. The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name the Security is registered with the Registrar as its owner for all purposes.

       8. Amendments, Supplements and Waivers. Subject to certain exceptions requiring the consent of each Holder affected, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Securities and any existing Default may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Securities. Without notice to or the consent of any Holder, the Indenture or the Securities may be amended to cure any ambiguity, defect or inconsistency, to comply with Section 4.05 of the Indenture, to maintain qualification of the Indenture under the TIA and to evidence the acceptance of appointment by a successor trustee.

       9. Defaults and Remedies. The Securities have the Events of Default set forth in Section 5.01 of the Indenture, which include, among others, default for 5 Business Days or more in payment of interest on the Securities and default in payment of principal when due on the Securities. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least a majority in aggregate principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization, all outstanding Securities shall become due and payable immediately without further action or notice. Holders of a majority in aggregate principal amount of the then outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences provided that all





                                     A-1-6
existing Events of Default have been cured or waived to the extent required in the Indenture and certain other conditions specified in the Indenture are satisfied. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interest.

       10. Offers to Purchase. The Company shall be required to make an Offer to Purchase Securities as, and to the extent, set forth in the Indenture.

       11. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, its Subsidiaries or their Affiliates, and may otherwise deal with the Company, its Subsidiaries or their Affiliates, as if it were not Trustee.

       12. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the Issue of the Securities.

       13. Unclaimed Money. If money for the payment of principal of or interest on any Security remains unclaimed for two years after the date on which such payment shall have come due, the Trustee or Paying Agent will pay the money back to the Company at the Company's written request. After that, Holders entitled to this money must look to the Company for payment, unless a law governing abandoned property designates another Person.

       14. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, make Restricted Payments or Restricted Investments, create, incur or permit to exist Debt, enter into or permit certain transactions with Affiliates, issue or sell any Capital Stock in a Subsidiary of the Company or make distributions on the Capital Stock of any such Subsidiary to Persons other than the Company or a Wholly Owned Subsidiary of the Company, incur Liens or create encumbrances restricting the ability of Subsidiaries of the Company to distribute, loan or transfer Property to the Company.





                                     A-1-7

       15. Discharge. Subject to the terms of the Indenture, the Indenture will be discharged and cancelled upon the payment of all Securities. In addition, at the option of the Company and upon satisfaction of certain conditions specified in the Indenture, either (a) the Company shall be deemed to have paid and discharged its obligations with respect to the Securities or
(b) the Company shall not be required to comply with certain covenants contained in the Indenture or otherwise applicable to the Securities, in each case upon the deposit by the Company with the Trustee in trust for the Holders of the Securities of an amount of funds or obligations issued or guaranteed by the United States of America sufficient to pay and discharge upon the stated maturity thereof the entire Indebtedness evidenced by the Securities, all as provided in the Indenture.

       16. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

       17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and UNIF GIFT MIN ACT (= Uniform Gifts to Minors Act).

       The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, which has in it the text of this Security in larger type. Requests may be made to Envirodyne Industries, Inc., 701 Harger Road, Oak Brook, Illinois 60521 Attention: Corporate Secretary.





                                     A-1-8

                                ASSIGNMENT FORM

I or we assign and transfer this Security to

________________________________________________________________________________

________________________________________________________________________________
(Print or type name, address and zip code of assignee)

________________________________________________________________________________
(Insert Social Security or other identifying number of assignee)

and irrevocably appoint ___________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

       In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) June 20, 1998, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that:

                                  [Check One]

[ ]    (a)     this Security is being transferred in compliance with the
               exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                       or

[ ]    (b)     this Security is being transferred other than in accordance with
               (a) above or (c) below and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.


                                       or

[ ] (c)        this Security is being transferred to the Company.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.15 of the Indenture shall have been satisfied.


Dated:______________________    Signed:_______________________________________
                                          (Sign exactly as name appears on the
                                          other side of this Security)


Signature Guarantee:___________________________________________________________
                    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

       The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:______________________    _______________________________________________
                                NOTICE:  To be executed by an executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE

       If you want to elect to have this Security purchased by the Company pursuant to Section 3.09 of the Indenture, check the box below:

Section 3.09  [                 ]

       If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.09 of the Indenture, state the amount: $

Dated:___________________       Your Signature:________________________________
                                               (Sign exactly as your name
                                               appears on the other side of
                                               this Security)

Signature Guarantee:___________________________________________________________
                    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                     Exhibit A-2

                               (Face of Security)

                           FORM OF SERIES B SECURITY

                          ENVIRODYNE INDUSTRIES, INC.

                    Incorporated under the laws of the State
                                  of Delaware

           12% First Priority Senior Secured Note Due 2000, Series B

       ENVIRODYNE INDUSTRIES, INC. promises to pay to _____________ or registered assigns the principal sum of ___________________ Dollars on June 15, 2000 and to pay interest thereon semi-annually in arrears at the rate of 12% per annum on December 15 and June 15 of each year until the principal hereof is paid or made available for payment. Payment of principal and interest shall be made in the manner and subject to the terms set forth in provisions appearing on the reverse hereof, which provisions, in their entirety, shall for all purposes have the same effect as if set forth at this place.

       Pursuant to the Guaranty Agreement, the payment of principal of and interest hereon is unconditionally guaranteed by each of the Subsidiary Guarantors.

       To the extent set forth in the Collateral Documents, payment hereon is secured, on an equal and ratable basis with all other Securities by a valid, perfected security interest in the Collateral, the terms of which security interests are more fully set forth in the Collateral Documents.

       This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereof shall have been signed by or on behalf of the Trustee under the Indenture referred to on the reverse side hereof.

       IN WITNESS WHEREOF, ENVIRODYNE INDUSTRIES, INC. has caused this instrument to be executed in its corporate name by the manual or facsimile signature of its President or a Vice President and attested by its Secretary or an Assistant Secretary.

                                        ENVIRODYNE INDUSTRIES, INC.


                                        By ____________________________________

Attest: ________________________
                                                        [SEAL]





                                     A-2-1

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]


       This is one of the First Priority Senior Secured Notes Due 2000 issued under the Indenture mentioned in this Note.

Dated: ___________________

                                                  _____________________________
                                                  as Trustee

                                                  By __________________________
                                                       Authorized Signatory





                                     A-2-2

                               (Back of Security)

                          ENVIRODYNE INDUSTRIES, INC.

           12% First Priority Senior Secured Note Due 2000, Series B


       1. Interest and Principal Payments. ENVIRODYNE INDUSTRIES, INC., a Delaware corporation (the "Company", which term shall include its permitted successors and assigns), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company shall pay interest semi-annually in arrears on December 15 and June 15 of each year, commencing December 15, 1995. Interest on the Securities shall accrue from the most recent date on which interest has been paid or, if no interest has been paid, from June 20, 1995. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

       The Company shall pay the principal amount of this Security on June 15, 2000. The Company shall pay interest on overdue principal at the Default Rate per annum and interest on overdue installments of interest and Yield-Maintenance Amount, to the extent lawful, at the same rate.

       2. Method of Payment. The Company shall pay interest on the Securities (except interest on overdue interest) to the Persons who are registered Holders of Securities at the close of business on the regular record date, which shall be the December 1 and June 1, as the case may be, next preceding the interest payment date even though Securities are cancelled after the record date and on or before the interest payment date. Any such interest not so punctually paid or duly provided for, and any interest payable on such overdue interest (to the extent lawful), shall forthwith cease to be payable to the Holder on such regular record date and shall be payable to the Person in whose name this Security is registered at the close of business on a special record date for the payment of such interest on overdue interest to be fixed by the Company, notice of which shall be given to Holders not less than 15 days prior to such special record date. The Company shall pay principal, Yield-Maintenance Amount (if any), and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, interest and any Yield-Maintenance Amount by check payable in such money. Payment of principal, interest and any Yield-Maintenance Amount shall be made at the office of the Paying Agent. Holders must surrender Securities to a Paying Agent to collect principal payments. However, the Company may mail an interest check to a Holder's address then appearing in the register of Securities maintained by the Registrar pursuant to the Indenture. Notwithstanding the foregoing, (a) the Company shall pay or cause to be paid all amounts payable with respect to Restricted Securities or non-DTC eligible Securities by wire transfer of





                                     A-2-3
immediately available federal funds to the account of the Holders of the Securities and (b) the Company shall pay or cause to be paid all amounts payable with respect to Securities issued pursuant to the Note Agreement as provided in the Note Agreement with respect thereto.

       3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to any Holder. The Company or a Subsidiary of the Company or any Affiliate of any of them may act in any such capacity.

       4. Indenture. The Company has issued the Securities under an Indenture dated as of June 20, 1995 (the "Indenture") between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 ("TIA") as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA and thereafter as in effect on the date the Indenture is qualified under the TIA. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. Unless otherwise defined herein, all capitalized terms shall have the meanings assigned to them in the Indenture.

       5. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples thereof. A Holder may register, transfer or exchange Securities as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

       6.      Mandatory and Optional Redemption.

               (a) The Company may optionally redeem the Securities as a whole or in part from time to time at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the Redemption Date and plus an amount equal to the Yield-Maintenance Amount, if any, with respect to the Securities to be so redeemed.

                        Notice of such redemption will be mailed by first class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed, at his registered address as it shall appear upon the register of Securities maintained by the Registrar. Securities in denominations larger than $1,000 may be redeemed in part but





                                     A-2-4
       only in whole multiples of $1,000. On and after the Redemption Date interest ceases to accrue on Securities or portions thereof called for redemption.

                        If less than all the Securities are to be redeemed, the Trustee shall select the particular Securities to be redeemed as set forth in the Indenture.

                        (b) The Securities shall be subject to mandatory redemption as set forth in Section 4.06 and Section 9.01(a) of the Indenture.

       7. Persons Deemed Owners. The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name the Security is registered with the Registrar as its owner for all purposes.

       8. Amendments, Supplements and Waivers. Subject to certain exceptions requiring the consent of each Holder affected, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Securities and any existing Default may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Securities. Without notice to or the consent of any Holder, the Indenture or the Securities may be amended to cure any ambiguity, defect or inconsistency, to comply with Section 4.05 of the Indenture, to maintain qualification of the Indenture under the TIA and to evidence the acceptance of appointment by a successor trustee.

       9. Defaults and Remedies. The Securities have the Events of Default set forth in Section 5.01 of the Indenture, which include, among others, default for 5 Business Days or more in payment of interest on the Securities and default in payment of principal when due on the Securities. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least a majority in aggregate principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization, all outstanding Securities shall become due and payable immediately without further action or notice. Holders of a majority in aggregate principal amount of the then outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences provided that all existing Events of Default have been cured or waived to the extent required in the Indenture and certain other conditions specified in the Indenture are satisfied. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations,





                                     A-2-5

Holders of a majority in aggregate principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interest.

       10. Offers to Purchase. The Company shall be required to make an Offer to Purchase Securities as, and to the extent, set forth in the Indenture.

       11. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, its Subsidiaries or their Affiliates, and may otherwise deal with the Company, its Subsidiaries or their Affiliates, as if it were not Trustee.

       12. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the Issue of the Securities.

       13. Unclaimed Money. If money for the payment of principal of or interest on any Security remains unclaimed for two years after the date on which such payment shall have come due, the Trustee or Paying Agent will pay the money back to the Company at the Company's written request. After that, Holders entitled to this money must look to the Company for payment, unless a law governing abandoned property designates another Person.

       14. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, make Restricted Payments or Restricted Investments, create, incur or permit to exist Debt, enter into or permit certain transactions with Affiliates, issue or sell any Capital Stock in a Subsidiary of the Company or make distributions on the Capital Stock of any such Subsidiary to Persons other than the Company or a Wholly Owned Subsidiary of the Company, incur Liens or create encumbrances restricting the ability of Subsidiaries of the Company to distribute, loan or transfer Property to the Company.

       15. Discharge. Subject to the terms of the Indenture, the Indenture will be discharged and cancelled upon the payment of all Securities. In addition, at the option of the Company and upon satisfaction of certain conditions specified in the Indenture, either (a) the Company shall be deemed to have paid and discharged





                                     A-2-6
its obligations with respect to the Securities or (b) the Company shall not be required to comply with certain covenants contained in the Indenture or otherwise applicable to the Securities, in each case upon the deposit by the Company with the Trustee in trust for the Holders of the Securities of an amount of funds or obligations issued or guaranteed by the United States of America sufficient to pay and discharge upon the stated maturity thereof the entire Indebtedness evidenced by the Securities, all as provided in the Indenture.

       16. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

       17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and UNIF GIFT MIN ACT (= Uniform Gifts to Minors Act).

       The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, which has in it the text of this Security in larger type. Requests may be made to Envirodyne Industries, Inc., 701 Harger Road, Oak Brook, Illinois 60521 Attention: Corporate Secretary.





                                     A-2-7

                                ASSIGNMENT FORM

I or we assign and transfer this Security to

________________________________________________________________________________

________________________________________________________________________________
(Print or type name, address and zip code of assignee)

________________________________________________________________________________
(Insert Social Security or other identifying number of assignee)

and irrevocably appoint ___________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:_______________________        Signed:___________________________________
                                              (Sign exactly as name appears on
                                              the other side of this Security)


Signature Guarantee:___________________________________________________________
                    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE

       If you want to elect to have this Security purchased by the Company pursuant to Section 3.09 of the Indenture, check the box below:

Section 3.09  [                 ]

       If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.09 of the Indenture, state the amount: $

Dated:_________________       Your Signature:__________________________________
                                               (Sign exactly as your name
                                               appears on the other side of
                                               this Security)

Signature Guarantee:___________________________________________________________
                    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                     Exhibit A-3
No. __________                                                      $___________

                               (Face of Security)

                          [FORM OF SERIES C SECURITY]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1993, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES
ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO ENVIRODYNE INDUSTRIES, INC. (THE "COMPANY") OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.
IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.





                                     A-3-1

                          ENVIRODYNE INDUSTRIES, INC.

                    Incorporated under the laws of the State
                                  of Delaware

           Floating Rate First Priority Senior Secured Note Due 2000,
                                    Series C

       ENVIRODYNE INDUSTRIES, INC. promises to pay to _____________ or registered assigns the principal sum of ___________________ Dollars on June 15, 2000 and to pay interest thereon semi-annually in arrears at the LIBOR Rate per annum on December 15 and June 15 of each year until the principal hereof is paid or made available for payment. Payment of principal and interest shall be made in the manner and subject to the terms set forth in provisions appearing on the reverse hereof, which provisions, in their entirety, shall for all purposes have the same effect as if set forth at this place.

       Pursuant to the Guaranty Agreement, the payment of principal of and interest hereon is unconditionally guaranteed by each of the Subsidiary Guarantors.

       To the extent set forth in the Collateral Documents, payment hereon is secured, on an equal and ratable basis with all other Securities by a valid, perfected security interest in the Collateral, the terms of which security interests are more fully set forth in the Collateral Documents.

       This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereof shall have been signed by or on behalf of the Trustee under the Indenture referred to on the reverse side hereof.

       IN WITNESS WHEREOF, ENVIRODYNE INDUSTRIES, INC. has caused this instrument to be executed in its corporate name by the manual or facsimile signature of its President or a Vice President and attested by its Secretary or an Assistant Secretary.

                                        ENVIRODYNE INDUSTRIES, INC.


                                        By ___________________________________

Attest: _______________________
                                                        [SEAL]





                                     A-3-2

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]


       This is one of the First Priority Senior Secured Notes Due 2000 issued under the Indenture mentioned in this Note.

Dated: ______________________

                                                  _____________________________
                                                  as Trustee

                                                  By __________________________
                                                        Authorized Signatory





                                     A-3-3

                               (Back of Security)

                          ENVIRODYNE INDUSTRIES, INC.

           Floating Rate First Priority Senior Secured Note Due 2000,
                                    Series C


       1. Interest and Principal Payments. ENVIRODYNE INDUSTRIES, INC., a Delaware corporation (the "Company", which term shall include its permitted successors and assigns), promises to pay interest on the principal amount of this Security at the LIBOR Rate per annum. The Company shall pay interest semi-annually in arrears on December 15 and June 15 of each year, commencing December 15, 1995. Interest on the Securities shall accrue from the most recent date on which interest has been paid or, if no interest has been paid, from June 20, 1995. Interest shall be computed based on the actual days elapsed and a 360-day year.

       The Company shall pay the principal amount of this Security on June 15, 2000. The Company shall pay interest on overdue principal at the Default Rate per annum and interest on overdue installments of interest and Yield-Maintenance Amount, to the extent lawful, at the same rate.

       Interest on the Securities shall automatically be increased (and, if applicable, thereafter automatically decreased but in any event not below the rate of interest which would be in effect without regard to the Registration Rights Agreement referred to below) as and to the extent required pursuant to the terms of Section 6 of the Registration Rights Agreement.

       2. Method of Payment. The Company shall pay interest on the Securities (except interest on overdue interest) to the Persons who are registered Holders of Securities at the close of business on the regular record date, which shall be the December 1 and June 1, as the case may be, next preceding the interest payment date even though Securities are cancelled after the record date and on or before the interest payment date. Any such interest not so punctually paid or duly provided for, and any interest payable on such overdue interest (to the extent lawful), shall forthwith cease to be payable to the Holder on such regular record date and shall be payable to the Person in whose name this Security is registered at the close of business on a special record date for the payment of such interest on overdue interest to be fixed by the Company, notice of which shall be given to Holders not less than 15 days prior to such special record date. The Company shall pay principal, Yield-Maintenance Amount (if any), and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, interest and any Yield-Maintenance Amount by check payable in such money. Payment of principal, interest and any





                                     A-3-4

Yield-Maintenance Amount shall be made at the office of the Paying Agent. Holders must surrender Securities to a Paying Agent to collect principal payments. However, the Company may mail an interest check to a Holder's address then appearing in the register of Securities maintained by the Registrar pursuant to the Indenture. Notwithstanding the foregoing, (a) the Company shall pay or cause to be paid all amounts payable with respect to Restricted Securities or non-DTC eligible Securities by wire transfer of immediately available federal funds to the account of the Holders of the Securities and (b) the Company shall pay or cause to be paid all amounts payable with respect to Securities issued pursuant to the Note Agreement as provided in the Note Agreement with respect thereto.

       3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to any Holder. The Company or a Subsidiary of the Company or any Affiliate of any of them may act in any such capacity.

       4. Indenture. The Company has issued the Securities under an Indenture dated as of June 20, 1995 (the "Indenture") between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 ("TIA") as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA and thereafter as in effect on the date the Indenture is qualified under the TIA. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. Unless otherwise defined herein, all capitalized terms shall have the meanings assigned to them in the Indenture.

       5. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples thereof. A Holder may register, transfer or exchange Securities as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

       6.      Mandatory and Optional Redemption.

               (a) The Company may optionally redeem the Securities as a whole or in part from time to time at a price equal to 100% of the principal amount thereof, plus accrued and unpaid





                                     A-3-5
       interest to the Redemption Date and plus an amount equal to the Yield-Maintenance Amount, if any, with respect to the Securities to be so redeemed.

                        Notice of such redemption will be mailed by first class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed, at his registered address as it shall appear upon the register of Securities maintained by the Registrar. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. On and after the Redemption Date interest ceases to accrue on Securities or portions thereof called for redemption.

                        If less than all the Securities are to be redeemed, the Trustee shall select the particular Securities to be redeemed as set forth in the Indenture.

                        (b) The Securities shall be subject to mandatory redemption as set forth in Section 4.06 and Section 9.01(a) of the Indenture.

       7. Persons Deemed Owners. The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name the Security is registered with the Registrar as its owner for all purposes.

       8. Amendments, Supplements and Waivers. Subject to certain exceptions requiring the consent of each Holder affected, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Securities and any existing Default may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Securities. Without notice to or the consent of any Holder, the Indenture or the Securities may be amended to cure any ambiguity, defect or inconsistency, to comply with Section 4.05 of the Indenture, to maintain qualification of the Indenture under the TIA and to evidence the acceptance of appointment by a successor trustee.

       9. Defaults and Remedies. The Securities have the Events of Default set forth in Section 5.01 of the Indenture, which include, among others, default for 5 Business Days or more in payment of interest on the Securities and default in payment of principal when due on the Securities. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least a majority in aggregate principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization, all outstanding Securi-

                                     A-3-6
ties shall become due and payable immediately without further action or notice. Holders of a majority in aggregate principal amount of the then outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences provided that all existing Events of Default have been cured or waived to the extent required in the Indenture and certain other conditions specified in the Indenture are satisfied. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interest.

       10. Offers to Purchase. The Company shall be required to make an Offer to Purchase Securities as, and to the extent, set forth in the Indenture.

       11. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, its Subsidiaries or their Affiliates, and may otherwise deal with the Company, its Subsidiaries or their Affiliates, as if it were not Trustee.

       12. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the Issue of the Securities.

       13. Unclaimed Money. If money for the payment of principal of or interest on any Security remains unclaimed for two years after the date on which such payment shall have come due, the Trustee or Paying Agent will pay the money back to the Company at the Company's written request. After that, Holders entitled to this money must look to the Company for payment, unless a law governing abandoned property designates another Person.

       14. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, make Restricted Payments or Restricted Investments, create, incur or permit to exist Debt, enter into or permit certain transactions with Affiliates, issue or sell any Capital Stock in a Subsidiary of the Company or make distributions on the Capital Stock of any such Subsidiary to Persons other than





                                     A-3-7
the Company or a Wholly Owned Subsidiary of the Company, incur Liens or create encumbrances restricting the ability of Subsidiaries of the Company to distribute, loan or transfer Property to the Company.

       15. Discharge. Subject to the terms of the Indenture, the Indenture will be discharged and cancelled upon the payment of all Securities. In addition, at the option of the Company and upon satisfaction of certain conditions specified in the Indenture, either (a) the Company shall be deemed to have paid and discharged its obligations with respect to the Securities or
(b) the Company shall not be required to comply with certain covenants contained in the Indenture or otherwise applicable to the Securities, in each case upon the deposit by the Company with the Trustee in trust for the Holders of the Securities of an amount of funds or obligations issued or guaranteed by the United States of America sufficient to pay and discharge upon the stated maturity thereof the entire Indebtedness evidenced by the Securities, all as provided in the Indenture.

       16. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

       17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and UNIF GIFT MIN ACT (= Uniform Gifts to Minors Act).

       The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, which has in it the text of this Security in larger type. Requests may be made to Envirodyne Industries, Inc., 701 Harger Road, Oak Brook, Illinois 60521 Attention: Corporate Secretary.





                                     A-3-8

                                ASSIGNMENT FORM

I or we assign and transfer this Security to

________________________________________________________________________________

________________________________________________________________________________
(Print or type name, address and zip code of assignee)

________________________________________________________________________________
(Insert Social Security or other identifying number of assignee)

and irrevocably appoint ___________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

       In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) June 20, 1998, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that:

                                  [Check One]

[ ]    (a)     this Security is being transferred in compliance with the
               exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                       or

[ ]    (b)     this Security is being transferred other than in accordance with
               (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.


                                       or

[ ]    (c)     this Security is being transferred to the Company.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.15 of the Indenture shall have been satisfied.


Dated:_____________________      Signed:_______________________________________
                                         (Sign exactly as name appears on the
                                         other side of this Security)


Signature Guarantee:__________________________________________________________
                    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

       The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:_____________________      _______________________________________________
                                 NOTICE:  To be executed by an executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE

       If you want to elect to have this Security purchased by the Company pursuant to Section 3.09 of the Indenture, check the box below:

Section 3.09  [                 ]

       If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.09 of the Indenture, state the amount: $

Dated:________________________    Your Signature:______________________________
                                                  (Sign exactly as your
                                                  name appears on the other
                                                  side of this Security)

Signature Guarantee:___________________________________________________________
                    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                     Exhibit A-4

                               (Face of Security)

                           FORM OF SERIES D SECURITY

                          ENVIRODYNE INDUSTRIES, INC.

                    Incorporated under the laws of the State
                                  of Delaware

           Floating Rate First Priority Senior Secured Note Due 2000,
                                    Series D

       ENVIRODYNE INDUSTRIES, INC. promises to pay to _____________ or registered assigns the principal sum of ___________________ Dollars on June 15, 2000 and to pay interest thereon semi-annually in arrears at the LIBOR Rate per annum on December 15 and June 15 of each year until the principal hereof is paid or made available for payment. Payment of principal and interest shall be made in the manner and subject to the terms set forth in provisions appearing on the reverse hereof, which provisions, in their entirety, shall for all purposes have the same effect as if set forth at this place.

       Pursuant to the Guaranty Agreement, the payment of principal of and interest hereon is unconditionally guaranteed by each of the Subsidiary Guarantors.

       To the extent set forth in the Collateral Documents, payment hereon is secured, on an equal and ratable basis with all other Securities by a valid, perfected security interest in the Collateral, the terms of which security interests are more fully set forth in the Collateral Documents.

       This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereof shall have been signed by or on behalf of the Trustee under the Indenture referred to on the reverse side hereof.

       IN WITNESS WHEREOF, ENVIRODYNE INDUSTRIES, INC. has caused this instrument to be executed in its corporate name by the manual or facsimile signature of its President or a Vice President and attested by its Secretary or an Assistant Secretary.

                                        ENVIRODYNE INDUSTRIES, INC.


                                        By ____________________________________

Attest: ________________________
                                                          [SEAL]





                                     A-4-1

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]


       This is one of the First Priority Senior Secured Notes Due 2000 issued under the Indenture mentioned in this Note.

Dated: __________________

                                                  _____________________________
                                                  as Trustee

                                                  By __________________________
                                                       Authorized Signatory





                                     A-4-2

                               (Back of Security)

                          ENVIRODYNE INDUSTRIES, INC.

           Floating Rate First Priority Senior Secured Note Due 2000,
                                    Series D


       1. Interest and Principal Payments. ENVIRODYNE INDUSTRIES, INC., a Delaware corporation (the "Company", which term shall include its permitted successors and assigns), promises to pay interest on the principal amount of this Security at the LIBOR Rate per annum. The Company shall pay interest semi-annually in arrears on December 15 and June 15 of each year, commencing December 15, 1995. Interest on the Securities shall accrue from the most recent date on which interest has been paid or, if no interest has been paid, from June 20, 1995. Interest shall be computed based on the actual days elapsed and a 360-day year.

       The Company shall pay the principal amount of this Security on June 15, 2000. The Company shall pay interest on overdue principal at the Default Rate per annum and interest on overdue installments of interest and Yield-Maintenance Amount, to the extent lawful, at the same rate.

       2. Method of Payment. The Company shall pay interest on the Securities (except interest on overdue interest) to the Persons who are registered Holders of Securities at the close of business on the regular record date, which shall be the December 1 and June 1, as the case may be, next preceding the interest payment date even though Securities are cancelled after the record date and on or before the interest payment date. Any such interest not so punctually paid or duly provided for, and any interest payable on such overdue interest (to the extent lawful), shall forthwith cease to be payable to the Holder on such regular record date and shall be payable to the Person in whose name this Security is registered at the close of business on a special record date for the payment of such interest on overdue interest to be fixed by the Company, notice of which shall be given to Holders not less than 15 days prior to such special record date. The Company shall pay principal, Yield-Maintenance Amount (if any), and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, interest and any Yield-Maintenance Amount by check payable in such money. Payment of principal, interest and any Yield-Maintenance Amount shall be made at the office of the Paying Agent. Holders must surrender Securities to a Paying Agent to collect principal payments. However, the Company may mail an interest check to a Holder's address then appearing in the register of Securities maintained by the Registrar pursuant to the Indenture. Notwithstanding the foregoing, (a) the Company shall pay or cause to be paid all amounts payable with respect to Restricted





                                     A-4-3

Securities or non-DTC eligible Securities by wire transfer of immediately available federal funds to the account of the Holders of the Securities and (b) the Company shall pay or cause to be paid all amounts payable with respect to Securities issued pursuant to the Note Agreement as provided in the Note Agreement with respect thereto.

       3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to any Holder. The Company or a Subsidiary of the Company or any Affiliate of any of them may act in any such capacity.

       4. Indenture. The Company has issued the Securities under an Indenture dated as of June 20, 1995 (the "Indenture") between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 ("TIA") as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA and thereafter as in effect on the date the Indenture is qualified under the TIA. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. Unless otherwise defined herein, all capitalized terms shall have the meanings assigned to them in the Indenture.

       5. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples thereof. A Holder may register, transfer or exchange Securities as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

       6.      Mandatory and Optional Redemption.

               (a) The Company may optionally redeem the Securities as a whole or in part from time to time at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the Redemption Date and plus an amount equal to the Yield-Maintenance Amount, if any, with respect to the Securities to be so redeemed.

                        Notice of such redemption will be mailed by first class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed, at his registered address as it shall appear upon the register of Securities maintained by the Registrar. Securities





                                     A-4-4
       in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. On and after the Redemption Date interest ceases to accrue on Securities or portions thereof called for redemption.

                        If less than all the Securities are to be redeemed, the Trustee shall select the particular Securities to be redeemed as set forth in the Indenture.

                        (b) The Securities shall be subject to mandatory redemption as set forth in Section 4.06 and Section 9.01(a) of the Indenture.

       7. Persons Deemed Owners. The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name the Security is registered with the Registrar as its owner for all purposes.

       8. Amendments, Supplements and Waivers. Subject to certain exceptions requiring the consent of each Holder affected, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Securities and any existing Default may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Securities. Without notice to or the consent of any Holder, the Indenture or the Securities may be amended to cure any ambiguity, defect or inconsistency, to comply with Section 4.05 of the Indenture, to maintain qualification of the Indenture under the TIA and to evidence the acceptance of appointment by a successor trustee.

       9. Defaults and Remedies. The Securities have the Events of Default set forth in Section 5.01 of the Indenture, which include, among others, default for 5 Business Days or more in payment of interest on the Securities and default in payment of principal when due on the Securities. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least a majority in aggregate principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization, all outstanding Securities shall become due and payable immediately without further action or notice. Holders of a majority in aggregate principal amount of the then outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences provided that all existing Events of Default have been cured or waived to the extent required in the Indenture and certain other conditions specified in the Indenture are satisfied. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the





                                     A-4-5

Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interest.

       10. Offers to Purchase. The Company shall be required to make an Offer to Purchase Securities as, and to the extent, set forth in the Indenture.

       11. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, its Subsidiaries or their Affiliates, and may otherwise deal with the Company, its Subsidiaries or their Affiliates, as if it were not Trustee.

       12. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the Issue of the Securities.

       13. Unclaimed Money. If money for the payment of principal of or interest on any Security remains unclaimed for two years after the date on which such payment shall have come due, the Trustee or Paying Agent will pay the money back to the Company at the Company's written request. After that, Holders entitled to this money must look to the Company for payment, unless a law governing abandoned property designates another Person.

       14. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, make Restricted Payments or Restricted Investments, create, incur or permit to exist Debt, enter into or permit certain transactions with Affiliates, issue or sell any Capital Stock in a Subsidiary of the Company or make distributions on the Capital Stock of any such Subsidiary to Persons other than the Company or a Wholly Owned Subsidiary of the Company, incur Liens or create encumbrances restricting the ability of Subsidiaries of the Company to distribute, loan or transfer Property to the Company.

       15. Discharge. Subject to the terms of the Indenture, the Indenture will be discharged and cancelled upon the payment of all Securities. In addition, at the option of the Company and upon satisfaction of certain conditions specified in the Indenture,





                                     A-4-6
either (a) the Company shall be deemed to have paid and discharged its obligations with respect to the Securities or (b) the Company shall not be required to comply with certain covenants contained in the Indenture or otherwise applicable to the Securities, in each case upon the deposit by the Company with the Trustee in trust for the Holders of the Securities of an amount of funds or obligations issued or guaranteed by the United States of America sufficient to pay and discharge upon the stated maturity thereof the entire Indebtedness evidenced by the Securities, all as provided in the Indenture.

       16. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

       17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and UNIF GIFT MIN ACT (= Uniform Gifts to Minors Act).

       The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, which has in it the text of this Security in larger type. Requests may be made to Envirodyne Industries, Inc., 701 Harger Road, Oak Brook, Illinois 60521 Attention: Corporate Secretary.





                                     A-4-7

                                ASSIGNMENT FORM

I or we assign and transfer this Security to

________________________________________________________________________________

________________________________________________________________________________
(Print or type name, address and zip code of assignee)

________________________________________________________________________________
(Insert Social Security or other identifying number of assignee)

and irrevocably appoint ___________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.



Dated:__________________        Signed:________________________________________
                                          (Sign exactly as name appears on the
                                          other side of this Security)


Signature Guarantee:___________________________________________________________
                    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE

       If you want to elect to have this Security purchased by the Company pursuant to Section 3.09 of the Indenture, check the box below:

Section 3.09  [                 ]

       If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.09 of the Indenture, state the amount: $

Dated:_________________      Your Signature:___________________________________
                                             (Sign exactly as your name appears
                                             on the other side of this Security)

Signature Guarantee:___________________________________________________________
                    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                       Exhibit B


                    FORM OF LEGEND FOR BOOK-ENTRY SECURITIES


               Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

               THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

               UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                                                                       Exhibit C


                           Form of Certificate To Be
                          Delivered in Connection with
                   Transfers to Non-QIB Accredited Investors


[Trustee]                                                       __________, ____
Attention:  Corporate Trust Department

       Re:     Envirodyne Industries, Inc. (the
               "Company") First Priority Senior
               Secured Notes due 2000 (the "Securities")

Dear Sirs:

               In connection with our proposed purchase of $__________ aggregate principal amount of the Securities, we confirm that:

               1. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture dated as of June 20, 1995 relating to the Securities (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

               2. We understand that the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Securities within three years after the original issuance of the Securities, we will do so only (A) to the Company or any subsidiary thereof, (B) inside the United States to a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act, (C) inside the United States to an "institutional accredited investor" (as defined below) that, prior to such transfer, furnishes to you a signed letter substantially in the form of this letter, (D) outside the United States to a foreign person in compliance with Rule 904 of Regulation S under the Securities Act,
       (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

               3. We understand that, on any proposed resale of any Securities, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

               4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

               5. We are acquiring the Securities purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

               You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                               Very truly yours,

                               [Name of Transferee]

                               By:_____________________________________________
                                              Authorized Signature

                                                                       Exhibit D


                      Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S

                                                                  _________, ___


[Trustee]
Attention:  Corporate Trust Department

               Re:      Envirodyne Industries, Inc. (the
                        "Company") First Priority Senior
                        Secured Notes due 2000 (the "Securities")

Dear Sirs:

               In connection with our proposed sale of $__________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and accordingly, we represent that:

               (1) the offer of the Securities was not made to a person in the United States;

               (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

               (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

               (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act: and

               (5) we have advised the transferee of the transfer restrictions applicable to the Securities.

               You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                               Very truly yours,

                               [Name of Transferor]


                               By:_____________________________________________
                                               Authorized Signature

                                                                       EXHIBIT E


                        FORM OF SUBORDINATION PROVISIONS


       The indebtedness evidenced by this instrument (including, without limitation, all principal hereof and premium (if any) and interest hereon and all other amounts payable and other liabilities under or in connection with this instrument, collectively, the "Subordinated Debt") is subordinated and subject in right of payment to the prior payment in full of all Senior Debt (as defined below). Each holder of this instrument ("Subordinated Debt Holder") by its acceptance hereof, agrees to and shall be bound by all of the provisions hereof.

       The subordination provisions set forth herein shall constitute a continuing offer to all persons who become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt, and such holders are hereby obligees hereunder to the same extent as if their names were written herein as such, and they and/or their agent may proceed to enforce such provisions.

       As used herein, the term "Senior Debt" shall mean all indebtedness, obligations and liabilities of Envirodyne Industries, Inc. (the "Company") arising out of or in connection with (a) the Indenture dated as of June 20, 1995 between the Company and Shawmut Bank Connecticut, National Association, as Trustee (as amended, supplemented or otherwise modified from time to time, the "Indenture") and all "Securities" (as defined in the Indenture), (b) all Credit Documents (as defined in the Indenture), (c) the Letter of Credit Agreement (as defined in the Indenture) and (d) the Revolving Credit Agreement (as defined in the Indenture), and further including, without limitation, all principal, reimbursement obligations, Yield-Maintenance Amount (as defined in the Indenture) and interest on all loans, advances, investments and other extensions of credit made to (or incurred by) the Company under or in connection with any of the agreements, instruments or documents referenced in the foregoing clauses (a) through (d) (collectively, the "Senior Debt Agreements") and any and all renewals, extensions and refinancings thereof (and including any interest accruing subsequent to the commencement of any bankruptcy, insolvency or similar proceedings with respect to the Company ("Post-Petition Interest").

       No payment on account of Subordinated Debt shall be made: (i) unless full payment of all amounts then due on all Senior Debt has been indefeasibly made, (ii) if, at the time of such payment or immediately after giving effect thereto, there shall exist any "Event of Default" (as hereafter defined) or
(iii) any provision of the Senior Debt Agreements prohibit any such payment for any reason. As used herein, the term "Event of Default" shall mean any "Event of Default" or "Default" as defined in any Senior Debt

Agreement or any other default thereunder the occurrence of which would permit the acceleration of the maturity of any Senior Debt thereunder.

       No Subordinated Debt Holder (or agent or trustee on its behalf) will accelerate the maturity of, or commence any action or proceeding against the Company to recover, all or any part of the Subordinated Debt or join with any creditor, unless the holders of all Senior Debt shall also join, in bringing any proceedings against the Company under any bankruptcy, reorganization, readjustment of debt, arrangement of debt, receivership, liquidation or insolvency law or statute of the Federal or any State government unless and until all Senior Debt shall be paid in full.

       In the event of any liquidation, dissolution or other winding up of the Company, or in the event of any receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement with creditors, whether or not pursuant to bankruptcy laws, sale of all or substantially all of the assets or any other marshalling of the assets and liabilities of the Company, (i) all Senior Debt shall first be paid in full before any Subordinated Debt Holder shall be entitled to receive any moneys, dividends or other assets in any such proceeding, and (ii) each Subordinated Debt Holder will at the request of the Collateral Agent (as defined in the Indenture) file any claim, proof of claim or other instrument of similar character necessary to enforce the obligations of the Company in respect of Subordinated Debt and will hold in trust for the Collateral Agent and pay over to the Collateral Agent, in the form received, to be applied on Senior Debt, any and all moneys, dividends or other assets received in any such proceeding on account of Subordinated Debt, unless and until all Senior Debt (including Post-Petition Interest) shall be paid in full. In the event that a Subordinated Debt Holder shall fail to take such action requested by the Collateral Agent, the Collateral Agent may, as attorney-in-fact for such Subordinated Debt Holder, take such action on behalf of such Subordinated Debt Holder to demand, sue for, collect and receive any and all such moneys, dividends or other assets and give acquittance therefor and to file any claim, proof of claim or other instrument of similar character and to take such other action (including acceptance or rejection of any plan of reorganization or arrangement) in the name of the Collateral Agent or in the name of such Subordinated Debt Holder as the Collateral Agent may deem necessary or advisable; and each Subordinated Debt Holder will execute and deliver to the Collateral Agent such other and further powers of attorney or other instruments as the Collateral Agent may request in order to accomplish the foregoing.

       The holders of Senior Debt (and any person or entity acting on their behalf (including, without limitation, the Collateral Agent)) may, at any time and from time to time, without the consent of or notice to any Subordinated Debt Holder, without incurring responsi-bility to any Subordinated Debt Holder, and without impairing or releasing any of the rights of any holder of Senior Debt or any of the obligations of any Subordinated Debt Holder:

               (a) Change the amount, manner, place or terms of payment or change or extend the time of payment of or renew or alter any Senior Debt (or any part thereof including any principal, interest or Yield-Maintenance Amount) or amend, supplement or otherwise modify any Senior Debt Agreement in any manner or enter into or amend, supplement or modify in any manner any other agreement relating to Senior Debt (including provisions restricting or further restricting payments of Subordinated Debt);

               (b) Sell, exchange, release or otherwise deal with any property at any time pledged or mortgaged to secure, or howsoever securing, any Senior Debt;

               (c) Release anyone liable in any manner for the payment or collection of any Senior Debt;

               (d) Exercise or refrain from exercising any rights against the Company and others (including, without limitation, any guarantor and any Subordinated Debt Holder);

               (e) Apply any sums by whomsoever paid or however realized to any Senior Debt; and

               (f) Waive, consent to, release, grant any indulgence for, extend, renew, refinance, alter, delay or take (or refrain from taking) any other action with respect to any Senior Debt or any term or condition relating to any Senior Debt Agreement.

       In the event that a Subordinated Debt Holder shall receive any payment of Subordinated Debt which it is not entitled to receive under the provisions hereof, such holder will hold any amount so received in trust for the benefit of the holders of the Senior Debt and will forthwith turn over such payment to the Collateral Agent for the benefit of the holders of the Senior Debt and for application to the payment of Senior Debt.

       The subordination provisions contained herein shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of any Senior Debt upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

       Each Subordinated Debt Holder by its acceptance hereof authorizes and directs the Company on its behalf to take such further action as may be necessary or appropriate to effectuate the subordination provided herein and appoints the Collateral Agent its attorney-in-fact for any and all such purposes.